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Exhibit 99.1

        UNITED STATES BANKRUPTCY COURT
SOUTHERN DISTRICT OF NEW YORK

Case No. 02-12834 and 02-41729 through 02-41957*
Chapter 11

ADELPHIA COMMUNICATIONS CORPORATION, et al.
(Name of Debtors)

Monthly Operating Report for
the period ended November 30, 2004 **

Debtors' Address:
5619 DTC Parkway
Greenwood Village, CO 80111

Willkie Farr & Gallagher LLP
(Debtors' Attorneys)

Monthly Operating Loss: $(7,613)
($ in thousands)

Report Preparer:

The undersigned, having reviewed the attached report and being familiar with the Debtors' financial affairs, verifies under the penalty of perjury, that the information contained therein is complete, accurate and truthful to the best of my knowledge.**

Date: December 23, 2004

/s/ SCOTT MACDONALD Scott Macdonald Senior Vice President and Chief Accounting Officer

Indicate if this is an amended statement by checking here

AMENDED STATEMENT

* Refer to Schedule VI for a listing of Debtors by Case Number.

** Shortly prior to the filing of this Monthly Operating Report, Adelphia Communications Corporation filed its Annual Report on Form 10-K for the year ended December 31, 2003 (the "2003 Form 10-K"). The 2003 Form 10-K can be read over the Internet at the Securities and Exchange Commission's website at http://www.sec.gov. The 2003 Form 10-K includes the audited consolidated financial statements (the "audited financial statements") of Adelphia Communications Corporation and its subsidiaries for the years ended December 31, 2003, 2002 and 2001 and related financial information. As further described in the 2003 Form 10-K, the audited financial statements reflect, among other things, the correction of prior errors in the application of generally accepted accounting principles contained in publicly filed documents.

Given the contemporaneous completion of the audited financial statements and the filing of the attached report, the Debtors have not been able to reconcile the financial information for the Debtors included in the attached report with the audited financial statements nor have the Debtors been able to update related disclosure concerning the status of PricewaterhouseCoopers, LLP audit with respect to such financial statements, which occurred on December 23, 2004, and the filing of the 2003 Form 10-K. As a result, this report was prepared on a basis consistent with the prior Monthly Operating Reports and does not reflect the corrections made in the 2003 Form 10-K and the audited financial statements. The Debtors expect that the adjustments that must be made to the financial information contained in this report to be consistent with the audited financial statements will be material. The Debtors intend to file their December Monthly Operating Report on a basis consistent with the 2003 Form 10-K and the audited financial statements.

ADELPHIA COMMUNICATIONS CORPORATION, et al.
(DEBTORS-IN-POSSESSION)
UNAUDITED CONSOLIDATED BALANCE SHEET
(Dollars in thousands, except per share amounts)

November 30, 2004
ASSETS:
Current Assets:
Cash and cash equivalents	$293,151
Restricted cash	5,121
Subscriber receivables — net	130,566
Other current assets	265,828

Total current assets	694,666

Restricted cash	9,545
Investments	25,240
Intercompany receivables	27,633,084
Related party receivables	1,786,272
Property, plant and equipment — net	6,889,833
Intangible assets — net	15,295,819
Other noncurrent assets — net	196,060

Total assets	$52,530,519

LIABILITIES AND STOCKHOLDERS' EQUITY:
Current liabilities:
Accounts payable	$117,191
Subscriber advance payments and deposits	32,567
Accrued and other liabilities	235,838
Current portion of parent and subsidiary debt	674,193

Total current liabilities	1,059,789

Noncurrent liabilities:
Accrued and other liabilities	170,364
Deferred income taxes	2,004,762
Intercompany payables	590,774
Related party payables	164,619

Total noncurrent liabilities	2,930,519

Liabilities subject to compromise	46,081,628

Total liabilities	50,071,936

Minority interests	534,725

Stockholders' equity:
Convertible preferred stock	397
Class A and Class B common stock, $.01 par value, 1,500,000,000 shared authorized, 254,842,461 254,842,636 shares issued and outstanding	2,548
Additional paid-in capital	9,467,136
Accumulated other comprehensive loss	(6,721)
Accumulated deficit	(4,543,945)
Treasury stock, at cost	(149,401)

4,770,014
Amounts due from Rigas family entities under co-borrowing credit facilities	(2,846,156)

Total stockholders' equity	1,923,858

Total liabilities and stockholders' equity	$52,530,519

The accompanying notes are an integral part of these unaudited consolidated financial statements.

ADELPHIA COMMUNICATIONS CORPORATION, et al.
(DEBTORS-IN-POSSESSION)
UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS
(Dollars in thousands, except per share amounts)

	Month Ended November 30, 2004	Twenty-nine Months Ended November 30, 2004
Revenue	$331,256	$8,765,843
Cost and expenses:
Direct operating and programming	211,786	5,628,347
Selling, general and administrative	23,661	606,893
Depreciation and amortization	87,488	2,291,392
Impairment of long-lived and other assets	—	72,134
Non-recurring professional fees	9,383	166,278

Operating income before reorganization expenses due to bankruptcy	(1,062)	799
Reorganization expenses due to bankruptcy	6,551	207,223

Operating loss	(7,613)	(206,424)

Other income (expense):
Interest expense	(40,564)	(977,220)
Equity in losses of affiliates — net	(187)	(110,741)
Minority interest in losses of subsidiaries — net	787	26,131
Other-than-temporary impairment of investments and other assets	—	(72,909)
Other	265	10,276

	(39,699)	(1,124,463)

Net loss from continuing operations before income taxes	(47,312)	(1,330,887)
Income tax benefit	—	35

Net loss from continuing operations	(47,312)	(1,330,852)
Discontinued operations	—	(46,139)

Net loss applicable to common stockholders	$(47,312)	$(1,376,991)

Net loss per weighted average share outstanding — basic and diluted	$(0.19)	$(5.43)

Weighted average shares outstanding (in thousands) — basic and diluted	253,748	253,748

The accompanying notes are an integral part of these unaudited consolidated financial statements.

ADELPHIA COMMUNICATIONS CORPORATION, et al.
(DEBTORS-IN-POSSESSION)
UNAUDITED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Dollars in thousands)

	Month Ended November 30, 2004	Twenty-nine Months Ended November 30, 2004
Cash flows from operating activities:
Net loss	$(47,312)	$(1,376,991)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	87,488	2,291,392
Amortization of bank financing costs	4,522	66,550
Impairment of long-lived and other assets	—	72,134
Other-than-temporary impairment of investments and other assets	—	72,909
Minority interest in losses of subsidiaries — net	(787)	(26,131)
Equity in losses of affiliates, net	187	110,741
Gain on sale of assets — net	—	(8,642)
Depreciation, amortization and other non-cash items from discontinued operations	—	46,366
Other non-cash items	—	3,856
Reorganization expenses due to bankruptcy	6,551	207,223
Non-recurring professional fees, net of amounts paid	6,947	50,747
Change in assets and liabilities:
Subscriber receivables — net	(2,396)	(4,711)
Other assets — net	(8,304)	(69,821)
Accounts payable	16,354	14,270
Subscriber advance payments and deposits	(3,564)	29,694
Accrued interest and other liabilities	(28,176)	236,833
Liabilities subject to compromise	308	(113,011)
Intercompany receivables and payables — net	6,574	(17,741)

Net cash provided by operating activities before payment of reorganization expenses	38,392	1,585,667
Reorganization expenses paid during the period	(9,221)	(175,994)

Net cash provided by operating activities	29,171	1,409,673

Cash flows from investing activities:
Expenditures for property, plant and equipment	(41,385)	(1,787,323)
Cash paid for acquisitions	—	(2,899)
Changes in restricted cash	(17)	(12,523)
Proceeds on asset sales	—	9,906
Investment distributions and contributions — net	—	(2,620)
Related party receivables and payables — net	(3,428)	36,045

Net cash used in investing activities	(44,830)	(1,759,414)

Cash flows from financing activities:
Proceeds from debt	—	688,572
Payments of debt	(14,475)	(124,238)
Payment of bank financing costs	—	(63,066)

Net cash provided by financing activities	(14,475)	501,268

Change in cash and cash equivalents	(30,134)	151,527
Cash and cash equivalents, beginning of period	323,285	141,624

Cash and cash equivalents, end of period	$293,151	$293,151

The accompanying notes are an integral part of these unaudited consolidated financial statements.

ADELPHIA COMMUNICATIONS CORPORATION, et. al.
(DEBTORS-IN-POSSESSION)
NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS
(Dollars in thousands)

1. Organization, Business and Proceedings under Chapter 11

        Adelphia Communications Corporation and its subsidiaries ("Adelphia" or the "Company") own, operate and manage cable television systems and other related businesses. Adelphia's operations primarily consist of providing analog and digital cable services, high-speed Internet access and other advanced services over Adelphia's cable networks. These services are generally provided to residential customers. Cable systems operated by Adelphia are located in 31 states and Puerto Rico, with large clusters in Los Angeles, Western Pennsylvania, Ohio, Western New York, New England, Florida, Virginia and Colorado Springs.

        Solely for the purposes of the accompanying unaudited consolidated financial statements, the accounts of Adelphia, including its majority-owned subsidiaries and subsidiaries that are at least 50% owned and controlled by Adelphia, are included with the exception of those subsidiaries/entities (the "Non-Filing Entities") who did not file voluntary petitions under Chapter 11 of Title 11 of the United States Code (the "Bankruptcy Code") and Century-ML Cable Venture ("CMLCV"), a joint venture of which Adelphia is the managing partner and whose bankruptcy filing is administered separately. The Non-Filing Entities as of November 30, 2004 include Palm Beach Group Cable, Inc., Palm Beach Group Cable Joint Venture, Century-ML Cable Corporation, Praxis Capital Ventures, L.P., St. Marys Television, Inc. ("St. Marys"), Adelphia Brasil, Ltda, STV Communications and Main Security Surveillance, Inc. As of and for the month ended November 30, 2004, the Non-Filing Entities were not significant to the consolidated results of operations, financial position, or cash flows of the filing entities. The accompanying unaudited consolidated financial statements do not include any entities owned and/or controlled by John J. Rigas or his family (the "Rigas Family" or "Rigas Entities").

Bankruptcy Proceedings

        On June 25, 2002, Adelphia and all of its wholly-owned subsidiaries (excluding Century Communications Corporation ("Century") which filed on June 10, 2002) (all filing entities, including Century, herein known as the "Debtors" or "Filing Entities"), except for the Non-Filing Entities and CMLCV which filed on September 30, 2002 (see Note 18), each filed a voluntary petition for relief under Chapter 11 of the Bankruptcy Code in the United States Bankruptcy Court for the Southern District of New York (the "Bankruptcy Court"). The Debtors are operating their business as debtors-in-possession under Chapter 11. On July 11, 2002, the Office of the United States Trustee for the Southern District of New York (the "U.S. Trustee") appointed a statutory committee of unsecured creditors (the "Creditors' Committee"). In addition, on July 31, 2002, the U.S. Trustee appointed a statutory committee of equity holders (the "Equity Committee" and collectively with the Creditors' Committee, the "Committees"). The Committees have the right to, among other things, review and object to certain business transactions and may participate in the formulation of the Company's long-term business plan and plan of reorganization. The Company has received several extensions from the Bankruptcy Court of the period within which to file a plan of reorganization (the "Exclusive Period") and solicit acceptances thereof (the "Solicitation Period"), with the latest extension of the Exclusive Period and the Solicitation Period being through February 17, 2004 and April 20, 2004, respectively. On February 9, 2004, the Debtors filed a motion requesting an additional extension of the Exclusive Period and Solicitation Period to April 17, 2004 and June 19, 2004, respectively. On February 5, 2004, the Equity Committee filed a motion to terminate the Debtors' Exclusive Period and Solicitation Period. On February 17, 2004, the Rigas Family filed a motion to terminate the Debtors' Exclusive Period and Solicitation Period. Other objections have been filed to the Debtors' extension motion by parties in interest in these cases, including by the agents for the pre-petition lenders and certain other creditors. Bridge orders were entered by the Bankruptcy Court extending the Exclusive Period and Solicitation Period until the hearing on the motions is held and a determination by the Bankruptcy Court is made. A hearing on all of these motions has been adjourned, due to the exploration of the sales process discussed below, to a date to be determined by the Bankruptcy Court. Until such hearing, the Exclusive Period and the Solicitation Period are continuing.

ADELPHIA COMMUNICATIONS CORPORATION, et. al.
(DEBTORS-IN-POSSESSION)
NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS
(Dollars in thousands)

        On February 25, 2004, the Debtors filed their proposed joint plan of reorganization (the "Plan") and related draft disclosure statement with the Bankruptcy Court. In addition, on February 25, 2004, the Company announced that it executed a commitment letter and certain related documents pursuant to which, and subject to the terms and conditions set forth therein, four financial institutions committed to provide to the Debtors up to $8.8 billion in exit financing, which amounts will be used by the Debtors to make the cash payments contemplated by the Debtors' proposed plan of reorganization and to pay transaction costs associated with the reorganization of the Debtors. The commitment letter and the related documents were amended on several occasions during the first and second quarters of 2004 to give effect to certain developments in the bankruptcy cases of the Debtors, including in response to the April 22, 2004 announcement by the Debtors of their intention to pursue a possible sale of their equity or assets.

        The proposed exit financing facilities are comprised of (i) $5,500,000 of senior secured credit facilities, which includes $4,750,000 of term loans and a $750,000 revolving credit line, and (ii) a $3,300,000 bridge facility. The revolving credit line would generally not be used on the closing date to finance the cash payments to be made under the Debtors' proposed plan of reorganization or to pay transaction costs associated with the reorganization of the Debtors. Rather, the revolving credit line would be used following the completion of the Debtors' reorganization to fund the working capital requirements of the Debtors. The aggregate commitment of the exit lenders under the terms of the exit financing commitment is subject to reduction under certain circumstances, which are described in the commitment letter, as amended. In addition, the Company has the right to terminate the commitment of the exit lenders after the execution of a definitive sale agreement that has been approved by Adelphia's board of directors providing for the sale of all or substantially all of the assets of the Debtors or all or substantially all of the equity of Adelphia. The obligation of the exit lenders to fund the exit financing facilities is subject to certain conditions which are enumerated in the commitment letter and the attachments thereto, each as amended. No assurance can be given that such conditions will be satisfied.

        On June 30, 2004, and after the Debtors and the exit lenders agreed on certain modifications to the terms of the exit financing commitment, the Bankruptcy Court entered an order approving the exit financing commitment. Following the Bankruptcy Court's definitive approval of the exit financing commitment, the Company paid the exit lenders a nonrefundable fee of $10,000 and reimbursed the exit lenders for certain expenses they had incurred through the date of such approval, including certain legal expenses incurred by them through such date. Additional fees will be payable by the Company under the terms of the exit financing commitment irrespective of whether the exit financing facilities are utilized. Certain other fees will only become payable if the exit financing facilities are funded.

        The Debtors are not soliciting acceptances of the Plan at this time, and any such solicitation will be made only after the disclosure statement relating to the Plan has been approved by the Bankruptcy Court. In order to successfully emerge from bankruptcy, the Debtors must, among other things: (1) obtain an order of the Bankruptcy Court approving the disclosure statement as containing "adequate information", (2) solicit the acceptance of the Plan from the holders of claims and equity interests in each class that is impaired and not deemed by the Bankruptcy Court to have rejected the Plan, (3) obtain an order from the Bankruptcy Court confirming the Plan and (4) consummate the Plan. No date for a hearing on the disclosure statement has been scheduled at this time. In order to obtain a confirmation order, the Bankruptcy Court will have to find, among other things, that each class of impaired claims or equity interests has either accepted the Plan or the Plan meets the requirements of the Bankruptcy Code to confirm the Plan over the dissenting classes. In addition, the Bankruptcy Court must find that the Plan meets certain other requirements specified in the Bankruptcy Code. Confirmation of the Plan would resolve, among other things, the Debtors' pre-petition obligations, determine the revised capital structure of the newly reorganized Debtors and provide for their corporate governance following emergence from bankruptcy. There can be no assurance that the Bankruptcy Court will find that the Plan satisfies all requirements necessary for confirmation by the Bankruptcy Court. There also can be no assurance that modifications to the Plan will not be required for confirmation or that such modifications would not necessitate the resolicitation of votes of holders of claims and equity interests. In addition, if the Plan is rejected by certain classes of claims or equity interests, the Bankruptcy Court may determine not to confirm it. The Debtors believe that there is substantial opposition from many of the Debtors' constituents to the terms of the Plan as filed on February 25, 2004. The Debtors are in the process of amending the Plan to

ADELPHIA COMMUNICATIONS CORPORATION, et. al.
(DEBTORS-IN-POSSESSION)
NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS
(Dollars in thousands)

address the opposition of certain constituents. While the Plan proposes, among other things, the reorganization of the Debtors and claims against them, it does not address the reorganization of CMLCV.

        On April 22, 2004, Adelphia announced that it intended to pursue a sale of the Company while simultaneously continuing to prepare to emerge as a stand-alone company pursuant to the Plan. Adelphia intends to pursue the dual track process to determine which alternative is in the best interest of the Debtors' constituents. The Bankruptcy Court approved the Company's engagement of UBS Investment Bank and Allen & Company LLC as financial advisors on September 14, 2004 and Sullivan & Cromwell LLP as legal advisors on July 21, 2004 in connection with a possible sale of the Company. On September 21, 2004, the Company announced that it has formally launched the sales process. As part of that process, the Company is allowing interested parties to bid on any or all of seven strategic clusters of cable systems. On October 22, 2004, the Bankruptcy Court approved the bidding procedures and related bidding protections in connection with the potential sale of substantially all the assets of or the equity in the Company (the "Bid Procedures Order"). Based on these non-binding indications of interest, on November 1, 2004, Adelphia invited qualified bidders to submit final, legally binding bids in accordance with the Bid Procedures Order. The Company has established a date in January 2005 as the deadline for the submission of final, legally-binding offers; however, the Company has reserved the right to change the deadline if such a change is deemed to be warranted.

        In order to motivate existing employees and stave off attrition that likely would result from a dual track emergence strategy, the Debtors adopted certain key employee compensation and retention programs, which were approved by the Bankruptcy Court on September 21, 2004 (the "KERP Programs"). The KERP Programs include (1) an amended performance retention plan; (2) an amended severance plan; (3) amended forms of employment agreements for senior managers; and (4) a key employee continuity program. The key employee continuity program consists of the Adelphia Communications Corporation Key Employee Continuity Program (as amended, the "Stay Plan") and the Adelphia Communications Corporation Sale Bonus Program (as amended, the "Sale Plan"). The Stay Plan provides for the payment of cash bonuses to certain eligible employees of the Debtors if such employees continue their employment with the Debtors or their successors for a period of at least nine months from the date the award is granted. The Sale Plan provides for the payment of cash bonuses to certain eligible employees of the Debtors if such employees continue their employment with the Debtors or their successors until, and for the six month period following, a "change in control" (as defined in the Sale Plan).

Bankruptcy Costs and Fees

        In connection with the effectiveness of a plan or plans of reorganization, the Company will incur certain costs and fees (in addition to any costs or fees associated with the proposed exit financing facilities). Certain of these costs and fees will be due once the plan of reorganization is approved by the Bankruptcy Court and include cure costs and success fees. The Company is currently aware of certain success fees that potentially could be paid to representatives of the Company and the Committees upon the Company's emergence from bankruptcy. Currently, these success fees are estimated to be between $21,500 to $34,950. As no plan or plans of reorganization have been confirmed by the Bankruptcy Court, no accrual for such amounts has been recorded in the accompanying unaudited consolidated financial statements.

Basis of Presentation

        Until a plan or plans of reorganization is confirmed by the Bankruptcy Court, the unaudited consolidated financial statements of the Company have been prepared using guidance prescribed by the American Institute of Certified Public Accountants' ("AICPA") Statement of Position 90-7 "Financial Reporting by Entities in Reorganization Under the Bankruptcy Code" ("SOP 90-7") and generally accepted accounting principles in the United States of America ("GAAP"). These unaudited consolidated financial statements are not intended to present fairly the financial position of the Company as of November 30, 2004, or the results of its operations or its cash flows for the one and twenty-nine month periods ended November 30, 2004 in conformity with GAAP because the accompanying unaudited consolidated financial statements exclude the financial position, results of operations and cash flows of the Non-Filing Entities and CMLCV. Furthermore, the accompanying unaudited consolidated financial statements do not include all of the information and footnote disclosures required by GAAP for complete financial statements.

ADELPHIA COMMUNICATIONS CORPORATION, et. al.
(DEBTORS-IN-POSSESSION)
NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS
(Dollars in thousands)

        The accompanying unaudited consolidated financial statements of the Company have been prepared on a going concern basis, which assumes the realization of assets and the payment of liabilities in the ordinary course of business, and do not reflect any adjustments that might result if the Company is unable to continue as a going concern. As a result of the reorganization proceedings under Chapter 11 of the Bankruptcy Code, the Company may take, or may be required to take, actions which may cause assets to be realized, or liabilities to be liquidated, for amounts other than those reflected in the accompanying unaudited consolidated financial statements. SOP 90-7 requires that pre-petition liabilities that are subject to compromise be segregated in the unaudited consolidated balance sheet as liabilities subject to compromise and that revenue, expenses, realized gains and losses, and provisions for losses resulting directly from the reorganization due to the bankruptcy be reported separately as reorganization expenses in the unaudited consolidated statements of operations. See Note 5 to these unaudited consolidated financial statements for further discussion.

        As a result of the Company's recurring losses, the Chapter 11 filing and circumstances relating to these events (including the Company's debt structure), actions taken by Rigas management and current economic conditions, realization of assets and liquidation of liabilities are subject to significant uncertainty. In order to provide liquidity through June 2004, the Company entered into an Amended and Restated Credit and Guaranty Agreement dated as of August 26, 2002, as amended, with a group of lenders led by JP Morgan Securities Inc. and Citigroup Global Markets Inc., as Co-Lead Arrangers (the "DIP Lenders"), for a Debtor-in-Possession Credit Facility (the "DIP Facility"). On May 6, 2004, the Bankruptcy Court entered an order authorizing and approving a form of Second Amended and Restated Credit and Guaranty Agreement (the "Extended DIP Facility") and a related commitment letter and fee letter, each dated April 16, 2004, and the payment of related fees and expenses. On May 10, 2004, the Company closed on the Extended DIP Facility, which replaced and superceded the DIP Facility. Certain terms of the Extended DIP Facility are more fully described in Note 2 below. The Company believes that cash flows from operations, along with the financing provided through the Extended DIP Facility, should allow the Company to continue as a going concern; however, there can be no assurance of this. The Company's ability to continue as a going concern is also dependent upon its ability to maintain compliance with covenants under the Extended DIP Facility and the ability to generate sufficient cash flow from operations and financing sources to meet its obligations as they become due.

        In the event a Chapter 11 plan or plans of reorganization is confirmed by the Bankruptcy Court and becomes effective, continuation of the Company's business thereafter will be dependent on the Company's ability to achieve positive operating results and maintain satisfactory capital and liquidity. Until a plan or plans of reorganization is confirmed by the Bankruptcy Court and becomes effective, there can be no assurance that the Company will emerge from these bankruptcy proceedings. Furthermore, the effect on the Company's business from the terms and conditions of such a plan or plans of reorganization cannot be determined at this time and, therefore, also raises substantial doubt regarding the Company's ability to continue as a going concern.

        The accompanying unaudited consolidated financial statements have been derived from the books and records of the Company. However, certain financial information has not been subject to procedures that would typically be applied to financial information presented in accordance with GAAP. Upon the application of such procedures (e.g., tests for asset impairment), the Company believes that the financial information of the Debtors will change, and these changes will be material. The Company's intangible assets primarily consist of purchased franchises and goodwill that resulted from the allocation of the purchase price of previously acquired cable systems. In accordance with Statement of Financial Accounting Standards ("SFAS") No. 142, "Goodwill and Other Intangible Assets", the Company discontinued amortizing its purchased franchise and goodwill intangibles as of January 1, 2002. SFAS No. 142 requires annual testing for impairment of goodwill and indefinite-lived intangible assets (e.g., purchased franchise intangibles), or more frequently as warranted by events or changes in circumstances. At this time, the Company has not completed its impairment test of its purchased franchise and goodwill intangible assets. Any adjustment as a result of an analysis performed in accordance with SFAS No. 142, may have a material impact on the Company's financial statements. Additionally, the Company has not completed its adoption of SFAS No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets", which addresses the financial accounting and reporting for the impairment of long-lived assets and long-lived assets to be disposed of. Once the Company has completed its adoption of SFAS No. 144, an

ADELPHIA COMMUNICATIONS CORPORATION, et. al.
(DEBTORS-IN-POSSESSION)
NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS
(Dollars in thousands)

adjustment to the financial statements may be required and this adjustment may be material to the financial statements. Furthermore, the Company disclosed in its Current Report on Form 8-K, dated June 10, 2002, that it believes that certain financial information reported by Rigas management was unreliable. As such, the books and records of the Company from which the accompanying unaudited consolidated financial statements of the Debtors are derived may not accurately reflect the financial condition, results of operations and cash flows of the Debtors.

        The Company is reviewing its books and records and other information on an on-going basis to determine whether the accompanying unaudited consolidated financial statements of the Debtors should be supplemented or otherwise amended. The Company reserves the right to file, at any time, such supplements or amendments to these accompanying unaudited consolidated financial statements. The accompanying unaudited consolidated financial statements should not be considered an admission regarding any of the Debtors' income, expenditures or general financial condition, but rather, a current compilation of the Debtors' books and records. The Company does not make, and specifically disclaims, any representation or warranty as to the completeness or accuracy of the information set forth herein.

        All significant intercompany accounts have been presented gross for purposes of these unaudited consolidated financial statements and accordingly, have not been eliminated in consolidation. GAAP would require that these intercompany balances be eliminated in consolidation. See Note 8 to these unaudited consolidated financial statements for further discussion.

        As previously stated, certain footnote disclosures normally included in unaudited consolidated financial statements prepared in accordance with GAAP have been condensed or omitted. In the opinion of management, all disclosures considered necessary for an informative presentation have been included herein. As further discussed in Dismissal of Former Independent Public Accountants/New Management below, PricewaterhouseCoopers, LLP ("PwC"), the Company's independent auditors, has not completed its audit as of and for the years ended December 31, 2003, 2002 and 2001.

        The Company had previously announced and disclosed in its periodic filings with the SEC that it intended to prepare restated consolidated financial statements for the years ended December 31, 2000 and 1999 and to have these restated financial statements audited by PwC. However, the Company cannot locate appropriate supporting documentation with respect to certain amounts or account balances reflected in the Company's consolidated balance sheets for the years ended December 31, 2000 and 1999. Therefore, the Company has written-off these unsupported amounts or balances to the consolidated statements of operations for the years ended December 31, 2000 and 1999. The Company has determined that it is unable to present restated consolidated financial statements with respect to the years ended December 31, 2000 and 1999 because the Company cannot conclude that the restated consolidated financial statements would present, in all material respects, the Company's financial position as of December 31, 1999 and its results of operations and cash flows for the years ended December 31, 2000 and 1999, in each case in accordance with GAAP, consistently applied. Therefore, the Company's consolidated financial statements will not contain data with respect to the years ended December 31, 2000 and 1999.

Dispositions

        As more fully described in Note 17, in April 2004, the Company transferred the economic risks and benefits of certain assets which provide competitive local exchange carrier ("CLEC") telecommunication services. Accordingly, the Company presented such CLEC assets as discontinued operations in April 2004.

        In November 2004, the Company entered into an agreement to sell its security business for approximately $38,000. This agreement is subject to Bankruptcy Court approval and normal closing conditions. Pursuant to the bidding procedures order filed with the Bankruptcy Court on November 22, 2004, qualified bidders will have the opportunity to submit higher or otherwise better offers, with an initial bid increment of $1,900, and, if there is an auction, in subsequent increments of $200. The transaction is expected to close in first quarter 2005.

ADELPHIA COMMUNICATIONS CORPORATION, et. al.
(DEBTORS-IN-POSSESSION)
NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS
(Dollars in thousands)

Change in Useful Life

        In March 2004, effective January 1, 2004, the Company changed the useful life used to calculate the depreciation of converter boxes from five years to four years due to the introduction of advanced set-top boxes which provide high definition and digital video recording capabilities.

Reclassification

        Certain amounts for the twenty-nine months ended November 30, 2004 have been reclassified to conform with the November 30, 2004 monthly presentation.

        In accordance with SFAS No. 150, "Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity," the Company has reclassified "Cumulative redeemable exchangeable preferred stock" as a liability in the accompanying unaudited consolidated balance sheet.

Dismissal of Former Independent Public Accountants/New Management

        As disclosed in its Current Report on Form 8-K filed on June 14, 2002, as amended, the Company, on June 9, 2002, dismissed Deloitte & Touche LLP ("Deloitte"), its former independent public accountants. As a result of actions taken by management of the Company during the time that members of the Rigas Family held all of the senior management positions ("Rigas Management"), the Company has not yet completed its financial statements as of and for the years ended December 31, 2003, 2002 and 2001 or received its independent auditor's report thereon. In addition, the Company has not filed with the Securities and Exchange Commission ("SEC") its Annual Reports on Form 10-K as of and for the years ended December 31, 2003, 2002 and 2001. Furthermore, the Company has not timely filed its Quarterly Reports on Form 10-Q for the quarters ended September 30, 2004, June 30, 2004, March 31, 2004, September 30, 2003, June 30, 2003, March 31, 2003, September 30, 2002, June 30, 2002 and March 31, 2002. As of the date Deloitte was dismissed as the Company's independent accountants, Deloitte had not completed its audit or issued its independent auditors' report with respect to the Company's financial statements as of and for the year ended December 31, 2001. In addition, Deloitte withdrew the audit reports it had issued with respect to the financial statements of the Company and its subsidiaries. The Company is performing a review of its historical books and records, accounting policies and practices and financial statements to determine whether its books and records and financial statements need to be adjusted in light of the actions taken by management of the Company during the time that the Rigas Family held director and officer positions at the Company. Adelphia's current management is actively engaged in preparing financial statements for 2003, 2002 and 2001. In addition, PwC is preparing the audits for the years ended December 31, 2003, 2002 and 2001. See Note 3 to these unaudited consolidated financial statements for further information. As previously stated, the Company no longer intends to present its restated consolidated financial statements for the years ended December 31, 2000 and 1999.

        On November 6, 2002, the Company filed a lawsuit against Deloitte charging them with, among other matters, professional negligence, breach of contract, fraud and wrongful conduct. The Company is seeking compensation for all injury from Deloitte's conduct, as well as punitive damages. Deloitte filed preliminary objections to the complaint. On June 11, 2003, the Bankruptcy Court denied Deloitte's preliminary objections in their entirety. On September 15, 2003, Deloitte filed an answer and counterclaims with respect to the Company's complaint and also asserted claims against the Rigas Family. On January 9, 2004, the Company filed an answer to Deloitte's counterclaims. Discovery in the action has commenced.

        Effective March 18, 2003, the Company appointed William Schleyer to serve as its new Chief Executive Officer and Ronald Cooper to serve as its new President and Chief Operating Officer. The new Chief Executive Officer replaced the interim Chief Executive Officer, who, along with other new members of management, took control of the Company in May 2002. On March 7, 2003 the Bankruptcy Court entered an order approving the employment of Messrs. Schleyer and Cooper. Mr. Schleyer's employment agreement provides that he will be permitted to use the Company's aircraft in accordance with the corporate aircraft policy approved by the Board of Directors, and prohibits personal use of the aircraft. In October 2003, the Board of Directors approved an aircraft policy that provides, among other things, that

ADELPHIA COMMUNICATIONS CORPORATION, et. al.
(DEBTORS-IN-POSSESSION)
NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS
(Dollars in thousands)

reimbursed commuting under a timeshare arrangement does not constitute personal use of the aircraft if significant advantages to the Company in terms of time, money, security or productivity may be realized.

2. Debt and Other Obligations

        Due to the commencement of the Chapter 11 filings and the Company's failure to comply with certain financial covenants, the Company is in default on substantially all of its pre-petition debt obligations. Except as otherwise may be determined by the Bankruptcy Court, the stay protection afforded by the Chapter 11 filings prevents any action from being taken with regard to any of the defaults under the pre-petition debt obligations. All of the pre-petition obligations are classified as liabilities subject to compromise in the accompanying consolidated balance sheet as of November 30, 2004. See Note 4 to these unaudited consolidated financial statements for further information.

Extended DIP Facility

        In connection with the Chapter 11 filings, the Company entered into the $1,500,000 DIP Facility. On May 6, 2004, the Bankruptcy Court entered an order approving the $1,000,000 Extended DIP Facility and on May 10, 2004, the Company closed on the Extended DIP Facility. The Extended DIP Facility superceded and replaced in its entirety the DIP Facility. The Extended DIP Facility matures on the earlier of March 31, 2005 or upon the occurrence of certain other events, including, with respect to each designated subsidiary borrowing group, the effective date of a reorganization plan of the loan parties in such designated subsidiary borrowing group that is confirmed pursuant to an order of the Bankruptcy Court. Upon the closing of the Extended DIP Facility, the Company borrowed an aggregate of approximately $390,750 thereunder and used all such proceeds to repay all of the then outstanding principal, accrued interest and certain related fees and expenses under the DIP Facility. The proceeds from borrowings under the Extended DIP Facility can be used for general corporate purposes and investments, as defined in the Extended DIP Facility. The Extended DIP Facility is secured with a first priority lien on all of Adelphia's unencumbered assets, a priming first priority lien on all its assets securing its pre-petition bank debt and a junior lien on all other assets subject to valid pre-existing liens. The Extended DIP Facility consists of an $800,000 revolving credit facility (the "Tranche A Loan") and a $200,000 loan (the "Tranche B Loan"). Loans under the Extended DIP Facility bear interest at the Alternate Base Rate (greatest of the Prime Rate, the Base CD Rate plus 1% or the Federal Funds Effective Rate plus .5%) plus 1.5% or the Adjusted LIBOR Rate, as defined in the Extended DIP Facility, plus 2.5%.

        The Extended DIP Facility contains certain restrictive covenants, which include limitations on the ability of the loan parties to (i) incur additional guarantees, liens and indebtedness, (ii) sell or otherwise dispose of certain assets and (iii) pay dividends or make other distributions, loans or payments with respect to any shares of capital stock, subject to certain exceptions set forth in the Extended DIP Facility. The Extended DIP Facility also requires compliance with certain financial covenants with respect to operating results and capital expenditures. These financial covenants became effective for periods beginning May 1, 2003.

        On December 23, 2004, Amendment No. 3 and Waiver ("Amendment No. 3") to the Extended DIP Facility became effective. Under the terms of Amendment No. 3, (x) the date by which the Company is required to deliver to the DIP Lenders its consolidated audited balance sheet and related consolidated audited statement of income and cash flows for the fiscal years ended December 31, 2002 and December 31, 2003 has been extended from December 31, 2004 until no later than January 31, 2005 and (y) the date by which each of the designated subsidiary borrowing groups under the Extended DIP Facility is required to deliver to the DIP Lenders a consolidating schedule containing balance sheets and related statements of income and cash flows for such designated subsidiary borrower group for the fiscal years ended December 31, 2002 and December 31, 2003 has been extended from February 28, 2005 until no later than March 31, 2005. In addition, under the terms of Amendment No. 3, the dollar amount of asset dispositions that the loan parties under the Extended DIP Facility are permitted to complete without the consent of the DIP Lenders has been increased from $30,000 to up to $50,000. Under the terms of Amendment No. 3, the DIP Lenders have also agreed to waive compliance by the loan parties with a provision of the Extended DIP Facility that would otherwise prohibit the loan parties from making a Pre-Petition Payment (as defined in

ADELPHIA COMMUNICATIONS CORPORATION, et. al.
(DEBTORS-IN-POSSESSION)
NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS
(Dollars in thousands)

the Extended DIP Facility) to a particular vendor; this waiver will allow the loan parties to make a Pre-Petition Payment to such vendor in an amount up to $150.

        On June 29, 2004 and July 30, 2004, certain loan parties made mandatory prepayments of principal on the Extended DIP Facility in connection with the consummation of certain asset sales. As a result, the total commitment for the entire Extended DIP Facility was reduced to $996,425, with the total commitment of the Tranche A Loan being reduced to $796,822 and the total commitment of the Tranche B Loan being reduced to $199,603. As of November 30, 2004, $425,572 under the Tranche A Loan has been drawn and letters of credit totaling $116,387 have been issued under the Tranche A Loan, leaving availability of $254,863 under the Tranche A Loan. Furthermore, as of November 30, 2004, $199,603 under the Tranche B Loan has been drawn.

        The foregoing summary of certain material terms and conditions of the Extended DIP Facility do not represent a complete summary of all of the material terms and conditions of the Extended DIP Facility and is qualified in its entirety by reference to the Extended DIP Facility and Amendment No. 1, Amendment No. 2 and Amendment No. 3 thereto, copies of which are attached as exhibits to the Company's Current Reports on Form 8-K filed with the SEC on May 12, 2004, July 27, 2004, September 27, 2004 and December 23, 2004, respectively.

  Co-Borrowing Credit Facilities

        As disclosed in the Company's Current Report on Form 8-K filed on May 24, 2002, various subsidiaries of the Company entered into co-borrowing credit facilities with certain entities owned by the Rigas Family. Historically, the Company's financial statements reported borrowings attributable only to the Company under such co-borrowing credit facilities and provided footnote disclosure as to the total amount of borrowings permitted under such facilities without disclosing the amount of borrowings attributable to entities owned by the Rigas Family. As a result, the entire amount of indebtedness for which the Company's affiliates could be liable under the co-borrowing credit facilities was not reflected as indebtedness on the Company's historical financial statements.

        As discussed in Note 1, at this time, PwC has not completed its audits of the Company's financial statements as of and for the years ended December 31, 2003, 2002 and 2001. As disclosed in its Current Reports on Form 8-K filed on May 24, 2002 and June 10, 2002, after initial discussions with the SEC in early May 2002, the Company announced on May 24, 2002 that it had tentatively concluded that it would increase the Company's indebtedness to reflect the full amount of borrowings by entities owned by the Rigas Family for which subsidiaries of the Company are jointly and severally liable. Accordingly, the accompanying unaudited consolidated financial statements reflect an increase of $2,846,156 of such indebtedness of parent and subsidiary debt in liabilities subject to compromise with a corresponding receivable from such Rigas Entities reflected as a reduction in stockholders' equity. Since consultations are continuing with the SEC and PwC, and PwC has not yet completed its audit of the Company's financial statements, the accounting treatment for the increase in parent and subsidiary debt and the reduction in stockholders' equity for the corresponding receivable reflected in the accompanying unaudited financial statements has yet to be finalized. The final accounting treatment may result in a materially different treatment from that presented herein.

        On July 6, 2003, the Creditors' Committee filed an adversary proceeding against the Debtors' Pre-Petition Agents and Pre-Petition Secured Lenders (collectively, the "Defendants") on behalf of the Debtors and their estates seeking, among other things, to: (i) recover as fraudulent transfers the principal and interest paid by the Debtors to the Defendants; (ii) avoid as a fraudulent transfer the Debtors' obligation, if any, to repay the Defendants; (iii) recover damages for breaches of fiduciary duties to the Debtors and for aiding and abetting fraud and breaches of fiduciary duties by the Rigas Family; (iv) equitably disallow, subordinate or re-characterize each of the Defendants' claims in the Debtors' bankruptcy proceedings; (v) avoid and recover certain preferential transfers made to certain of the Defendants; and (vi) recover damages for violations of the Bank Holding Company Act. On July 29, 2003, the Bankruptcy Court entered a Stipulation and Order Regarding (a) the Creditors' Committee's Motion for Leave to Prosecute Claims and

ADELPHIA COMMUNICATIONS CORPORATION, et. al.
(DEBTORS-IN-POSSESSION)
NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS
(Dollars in thousands)

Causes of Action Against the Defendants, (b) the Equity Committee's Motion to Intervene in the Adversary Proceeding and (c) the Pre-Petition Agents' Responses in Opposition to the Motion of the Creditors' Committee and the Equity Committee and Alternative Motions to Dismiss the Creditors' Committee's Complaint. On July 31, 2003, the Equity Committee filed a motion seeking authority to file additional claims against the Pre-Petition Lenders. By decision and order of the Bankruptcy Court, on August 5, 2003, the Bankruptcy Court determined that the Creditors' Committee had met the applicable legal standards to assert claims on behalf of the Debtors. On or about October 3, 2003, certain of the Defendants filed objections to the Creditors' Committee's motion seeking standing to pursue the adversary proceeding filed against the Defendants. On or about January 13, 2004, the Creditors' Committee filed its memorandum of law in opposition to objections to standing and Motions to Dismiss. On or about June 4, 2004, the Pre-Petition Agents filed oppositions to the Equity Committee's Motion to Intervene. A hearing has been scheduled for December 20, 2004 to hear issues, among others, the Motions to Dismiss.

        In late March and early April 2004, each of the Debtors' Pre-Petition Agents filed adversary proceedings against the Debtors, seeking, among other things, a judicial determination of certain of their rights pursuant to their respective credit agreements. The Debtors have not responded yet to any of these actions.

ADELPHIA COMMUNICATIONS CORPORATION, et. al.
(DEBTORS-IN-POSSESSION)
NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS
(Dollars in thousands)

  Parent and Subsidiary Debt

        The following information is an update of certain disclosures relating to the book value of the Company's debt, as reflected on its books and records, included in Note 4 to Adelphia's consolidated financial statements contained in the Annual Report on Form 10-K as of and for the year ended December 31, 2000. The book value of such indebtedness does not necessarily reflect the amount of the claim of the holders' of such indebtedness in the Company's bankruptcy proceeding.

November 30, 2004
Parent Debt:
9 1/4% Senior Notes due 2002	$325,000
8 1/8% Senior Notes due 2003	149,817
10 1/2% Senior Notes due 2004	150,000
7 1/2% Senior Notes due 2004	100,000
10 1/4% Senior Notes due 2006	487,698
9 7/8% Senior Notes due 2007	348,417
8 3/8% Senior Notes due 2008	299,438
7 3/4% Senior Notes due 2009	300,000
7 7/8% Senior Notes due 2009	350,000
9 3/8% Senior Notes due 2009	497,048
10 7/8% Senior Notes due 2010	745,316
10 1/4% Senior Notes due 2011	1,000,000
6% Convertible Subordinated Notes due 2006	1,024,924
3 1/4% Convertible Subordinated Notes due 2021	978,253
9 7/8% Senior Debentures due 2005	129,286
9 1/2% Pay-In-Kind Notes due 2004	31,847

Total parent debt	$6,917,044

Subsidiary Debt:
Notes to banks	$3,970,532
Extended DIP Facility	625,176
10 5/8% Senior Notes of Olympus due 2006	202,243
11% Senior Subordinated Notes of FrontierVision Due 2006	207,953
11 7/8% Senior Discount Notes Series A of FrontierVision due 2007	244,639
11 7/8% Senior Discount Notes Series B of FrontierVision due 2007	89,953
Zero Coupon Senior Discount Notes of Arahova due 2003	412,601
9 1/2% Senior Notes of Arahova due 2005	250,590
8 7/8% Senior Notes of Arahova due 2007	245,371
8 3/4% Senior Notes of Arahova due 2007	219,168
8 3/8% Senior Notes of Arahova due 2007	96,046
8 3/8% Senior Notes of Arahova due 2017	94,924
Senior Discount Notes of Arahova due 2008	348,086
Other subsidiary debt and capital leases	171,468

Total subsidiary debt	$7,178,750

Total parent and subsidiary debt, exclusive of co-borrowing credit facilities	14,095,794
Debt under co-borrowing credit facilities attributable to Rigas Entities	2,846,156

$16,941,950

ADELPHIA COMMUNICATIONS CORPORATION, et. al.
(DEBTORS-IN-POSSESSION)
NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS
(Dollars in thousands)

        In connection with the Company's ongoing review of its books and records and other information, an adjustment was made for liabilities subject to compromise regarding classification of leases. For purposes of this report only, leases which are being paid on a current basis, have not been treated as liabilities subject to compromise.

        Total parent and subsidiary debt, exclusive of debt under co-borrowing credit facilities attributable to Rigas Entities, of $14,095,794 consists of liabilities subject to compromise of $13,421,601, bank financing under the Extended DIP Facility of $625,176 and capital leases of $49,017.

Weighted average interest rate payable by subsidiaries under credit agreements with banks	5.70%

        On December 29, 2003, certain holders of prepetition convertible subordinated debt issued by Adelphia Communications Corporation ("ACC") and the Bank of New York, as trustee with respect to such debt, filed a lawsuit (the "X-Clause Litigation") against ACC seeking, among other things, a declaratory judgment stating that under the provisions of the applicable indentures, such holders are entitled to receive and retain their pro rata portion of payment on their claims to the extent that distributions are made to ACC's senior note holders in the form of Common Stock under any plan proposed in the chapter 11 cases. By order dated April 13, 2004, the Bankruptcy Court dismissed the X-Clause Litigation, without prejudice, because the issue presented was not ripe for decision.

Interest Expense

        Interest expense totaled $40,564 and $977,220 for the one and twenty-nine month periods ended November 30, 2004, respectively, of which $14,440 and $383,277 is attributable to the Rigas Entities under co-borrowing credit facilities. In accordance with SOP 90-7, interest expense is reported only to the extent that it will be paid during Chapter 11 proceedings or will be allowed on a secured or unsecured claim. Had the Company not filed voluntary petitions under Chapter 11 of the Bankruptcy Code, the amount of interest expense that would have been reported in the unaudited consolidated statement of operations, for the one and twenty-nine month periods ended November 30, 2004 is $102,186 and $2,768,648, respectively.

Other

        In July 2003 and again in January 2004, the Rigas Family sought approval from the Bankruptcy Court to use cash from the Rigas Entities to fund the Rigas Family members' civil and criminal defense costs. The Rigas Family claimed they were entitled to this funding based on certain purported indemnity and other rights they claimed they had as officers, directors, and controlling shareholders of the Rigas Entities. In an order dated August 7, 2003, the Bankruptcy Court granted the Rigas Family members' request to the extent of $15,000. In a decision rendered from the bench on February 18, 2004 and entered as an order on March 9, 2004, the Bankruptcy Court amended that order to allow an additional $12,800 to be spent on criminal defense costs and denied the Rigas Family members' request for additional funding for civil defense cost.

        Adelphia and the Creditors' Committee appealed the February 18, 2004 ruling and moved for a stay pending the appeal of the Bankruptcy's Court's March 9, 2004 order. A hearing on the motion for a stay pending appeal was held on March 17, 2004 in the District Court. On March 22, 2004 the District Court denied Adelphia's motion for a stay pending appeal of the Bankruptcy Court's March 9, 2004 order. On September 14, 2004, the Rigas Family members again moved to amend the August 7, 2003 and March 9, 2004 orders, seeking approximately $11,000 of additional cash from the Rigas Entities to fund civil and criminal defense costs. While that motion was pending, the District Court issued a decision on September 27, 2004, vacating the Bankruptcy Court's March 9, 2004 Order and remanding the matter back to the Bankruptcy Court for further consideration.

        On November 8, 2004, a hearing regarding evidentiary issues relating to the Rigas Family members' latest motion at which time the court granted Adelphia's motion to exclude certain evidence. Another evidentiary hearing was held on November 22, 2004 concerning the ability of the Rigases to obtain

ADELPHIA COMMUNICATIONS CORPORATION, et. al.
(DEBTORS-IN-POSSESSION)
NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS
(Dollars in thousands)

additional funding of attorneys fees both pursuant to the request which was granted but vacated by the District Court and the latest request for an additional $11,000. The Bankruptcy Court has not yet ruled on the Rigas Family members' motions. As of November 30, 2004, the Rigas Entities had advanced $27,800 to the Rigas Family for defense costs.

3. Correction in Accounting Policies and Practices / Provision for Accounting Changes

        Effective January 1, 2003, the Company, as part of its ongoing review of its historical books and records and its financial statements, corrected certain of its erroneous accounting policies and practices for Property, Plant and Equipment ("PP&E") relating to the capitalization of labor, labor-related costs, certain overhead costs, and certain materials (collectively, "Capitalized Costs") used in the maintenance of its cable systems. The erroneous capitalization of costs that were corrected included, among other things, Capitalized Costs for service calls and normal, ongoing maintenance to cable systems. Some of the items that had been capitalized included system electrical power, converter repairs, equipment repairs and maintenance contracts. The Company believes that the corrections were necessary in order to be in compliance with GAAP. At the time the Company filed its current report on Form 8-K dated February 25, 2003, the Company was still evaluating Capitalized Costs related to installation activities and internal construction (collectively, "Capitalized Installation and Construction Activities"). In April 2003, the Company corrected its erroneous accounting policies and practices related to Capitalized Installation and Construction Activities and recorded an adjustment of approximately $15,000 in the April 2003 accounting month to correct for these errors for the months of January through March 2003. These errors included the incorrect capitalization of reconnect and disconnect activities, which are prohibited by GAAP, as well as the improper capitalization or overcapitalization of certain overhead costs. This adjustment had the effect of increasing expenses and reducing capital expenditures in April 2003.

        The Company has not restated previously filed Adelphia Monthly Operating Reports and has not completed its review and analysis of its new accounting policies and practices for PP&E relating to Capitalized Costs, including Capitalized Installation and Construction Activities, on the financial statements for the years ended December 31, 2003, 2002 and 2001. However, the Company has recorded total adjustments of $144,000 in 2002 for estimated corrections in accounting polices and practices, comprised of (i) a May 2002 adjustment expensing approximately $21,000 for certain costs erroneously capitalized under Rigas Management accounting policies and practices, (ii) a December 2002 adjustment expensing approximately $21,000 for certain costs erroneously capitalized under Rigas Management accounting policies and practices, and (iii) an estimated provision for accounting changes of $51,000 in June 2002 and $8,500 per month from July 2002 through December 2002.

        The Company estimates that the new accounting policies and practices relating to Capitalized Costs, including Capitalized Installation and Construction Activities, for PP&E will materially increase expenses and decrease capital expenditures as compared to the accounting policies and practices of the Company under Rigas Management. The impact of the new accounting policies and practices relating to Capitalized Costs, including Capitalized Installation and Construction Activities, for PP&E on the Company's results of operations will vary based upon levels of activities. Furthermore, the Company is currently unable to determine the impact on depreciation expense attributable to these corrections for any period since the adjustments to the historical costs of PP&E for 2003, 2002 and 2001 have not yet been finalized. The impact of these changes and any other further changes will likely be material.

        Additionally, management has not completed its overall review of the Company's historical books and records, accounting policies and practices and financial statements, and accordingly, the Company may record additional adjustments for corrections in erroneous accounting policies and practices in addition to those adjustments already recorded for PP&E, and such adjustments may be material. PwC has not completed its audit of the Company's books for any period and their audit could result in further adjustments to the Company's results of operations and those adjustments could be material.

4. Liabilities Subject to Compromise

        As discussed in Note 1 to the accompanying unaudited consolidated financial statements, the Company has been operating as a debtor-in-possession under Chapter 11 of the Bankruptcy Code since

ADELPHIA COMMUNICATIONS CORPORATION, et. al.
(DEBTORS-IN-POSSESSION)
NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS
(Dollars in thousands)

June 25, 2002. The Company is authorized to operate its business in the ordinary course pursuant to Chapter 11 of the Bankruptcy Code.

        Due to the commencement of the Chapter 11 cases and the Company's failure to comply with certain financial covenants, the Company is in default on substantially all of its pre-petition debt obligations. As a result of the Chapter 11 filing, all actions to collect the payment of pre-petition indebtedness are subject to compromise or other treatment under a plan or plans of reorganization. Generally, actions to enforce or otherwise effect payment of pre-Chapter 11 liabilities are stayed. However, as part of the first day orders and subsequent motions granted by the Bankruptcy Court, the Bankruptcy Court approved Adelphia's motions to pay certain pre-petition obligations including, but not limited to, employee wages, salaries, commissions, incentive compensation and other related benefits. The Company has been paying and intends to continue to pay undisputed post-petition claims in the ordinary course of business. In addition, the Company may assume or reject pre-petition executory contracts and unexpired leases with the approval of the Bankruptcy Court. Unless otherwise agreed to by the parties, the cost of curing any pre-petition executory contract or unexpired lease is borne by the Debtors. Any damages resulting from the rejection of executory contracts and unexpired leases are treated as general unsecured claims and will be classified as liabilities subject to compromise.

        By order dated October 24, 2003 (the "Bar Date Order"), the Bankruptcy Court established a bar date for filing proofs of claim against the Debtors' estates of the later of January 9, 2004 at 5:00 P.M. (Eastern Time) or 30 days after the date upon which the Debtors amend their respective Schedules of Liabilities or the Bankruptcy Court enters a rejection order. A bar date is the date by which proofs of claims must be filed if a claimant disagrees with how such claimant's claim appears on the Debtor's Schedules of Liabilities. The Company provided notice to all known claimants of the bar date and their need to file a proof of claim with the Bankruptcy Court. The aggregate amount of claims filed exceeds $3.2 trillion, but excludes any estimated amounts for unliquidated claims. The Debtors believe that many of these claims are duplicative, based upon contingencies that have not occurred, or otherwise are overstated, and are therefore invalid. Differences between amounts recorded by the Debtors and claims filed by creditors are being investigated and resolved in connection with the Debtors' claims resolution process. That process has commenced and, in light of the number of claims asserted, will take significant time to complete. While the ultimate number and allowed amounts of such claims are not presently determinable, the Debtors have commenced the process of objecting to such invalid claims by filing their first omnibus objection to claims dated October 12, 2004 (the "Objection"). The Objection includes approximately 1,500 claims filed by 22 creditors totaling in excess of $4.5 billion. On November 30, 2004, the Court approved the Objection subject to the adjournment of certain claims to allow the parties to continue to reconcile such claims. On July 31, 2003, each Debtor filed with the Bankruptcy Court its Schedules of Liabilities and Statement of Financial Affairs. On or about October 8, 2003, each Debtor filed its First Amendment to its Schedules of Liabilities and Statement of Financial Affairs. On or about October 24, 2003, certain of the Debtors filed a Second Amendment to their respective Schedules of Liabilities. Between February 27 and March 1, 2004, each Debtor filed its Schedules of Assets and February 2004 Amendments to Schedules of Liabilities and Executory Contracts and February 2004 Amendments to the Statement of Financial Affairs. On April 23, 2004 one of the Debtors filed its April 2004 Amendments to its Schedules of Liabilities.

        On December 3, 2003, the SEC filed a proof of claim in the Chapter 11 Cases against ACC for, among other things, unliquidated claims for penalties, disgorgement, and prejudgment interest arising from violations of the federal securities laws (the "SEC Claim"). On July 14, 2004, the Creditors' Committee initiated an adversary proceeding against the SEC alleging, among other things, that (i) pursuant to sections 510(b) and 726(a) of the Bankruptcy Code the SEC Claim should be subordinated to prevent the SEC from claiming a recovery for junior stockholders and subordinated noteholders prior to senior creditors being paid in full, and (ii) the court should grant declaratory relief that the SEC Claim applies only to ACC (as opposed to all of the Debtors) because, pursuant to the Bar Date Order, the failure to file separate proofs of claim against each of the Debtors bars the SEC from pursuing claims against any entity other than ACC. In response, on August 12, 2004, the SEC filed an Answer to the adversary proceeding initiated by the Creditors' Committee asserting, among other things, (i) it may recover against debtors affiliated with ACC that engaged in fraud, received the fruits of ACC's fraud, or otherwise commingled assets with ACC if the various estates are substantively consolidated (and if not, reserves the right to file an action to substantively consolidate the estates) and (ii) that the relief sought by the Creditors' Committee rests upon contingent

ADELPHIA COMMUNICATIONS CORPORATION, et. al.
(DEBTORS-IN-POSSESSION)
NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS
(Dollars in thousands)

events that may not occur as anticipated by the Creditors' Committee and, therefore, are not ripe for judicial review. Presently, the parties are submitting legal briefs on the issue of whether the Creditors' Committee's suit is ripe for adjudication.

        Liabilities subject to compromise consist of the following:

November 30, 2004
Parent and subsidiary debt	$13,421,601
Parent and subsidiary debt under co-borrowing credit facilities attributable to Rigas Family Entities	2,846,156
Accounts payable	881,598
Accrued and other liabilities	508,145
Intercompany payables	27,031,286
Related party payables	1,244,048
Cumulative redeemable exchangeable preferred stock	148,794

$46,081,628

        Liabilities subject to compromise have been reported in accordance with SOP 90-7. Such amounts may be subject to future adjustments depending on Bankruptcy Court actions, further developments with respect to disputed claims, determinations of the secured status of certain claims, the values of any collateral securing such claims, or other events. Such adjustments may be material to the amounts reported as liabilities subject to compromise.

        Valuation methods used in Chapter 11 reorganization cases vary depending on the purpose for which they are prepared and used and are rarely based on GAAP, the basis of which the accompanying financial statements are prepared, unless otherwise noted. Accordingly, the values set forth in the accompanying unaudited consolidated financial statements are not likely to be indicative of the values presented to or used by the Bankruptcy Court.

5. Non-Recurring Professional Fees and Reorganization Expenses Due to Bankruptcy

        The Company is incurring certain non-recurring professional fees that, although not directly related to the Chapter 11 filing, relate to the Company's reorganization and have been incurred in response to the actions taken by Rigas Management. These expenses include the re-audit, legal, special investigation and forensic consultant fees of the Company and the Special Committee of the Board of Directors and have been included in non-recurring professional fees in the accompanying unaudited consolidated statements of operations. Based on the Company's interpretation of SOP 90-7, only those fees directly related to the Chapter 11 filing should be expensed and included in reorganization expenses due to bankruptcy in the unaudited consolidated statements of operations. These expenses include legal, restructuring and financial consultant fees for the Company and for Committee representatives.

6. Accounts Payable, Accrued Expenses and Other Liabilities

        To the Company's knowledge, all undisputed post-petition trade payables are current and all premiums for insurance policies, including all workers' compensation and disability insurance policies, required to be paid are fully paid as of November 30, 2004.

        As stated in Note 1, the Company is reviewing its books and records and other information on an ongoing basis to determine whether the accompanying unaudited consolidated financial statements should be supplemented or otherwise amended. Management is currently performing a review to substantiate the completeness of all liabilities. Such review is ongoing and may result in additional adjustments to the accompanying unaudited consolidated financial statements.

ADELPHIA COMMUNICATIONS CORPORATION, et. al.
(DEBTORS-IN-POSSESSION)
NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS
(Dollars in thousands)

7. Preferred Stock

        In accordance with the accounting direction provided in SOP 90-7, the Company has discontinued accruing for its preferred stock dividends as of June 25, 2002, the filing date of the Chapter 11 cases. Had the Company not filed voluntary petitions under Chapter 11 of the Bankruptcy Code, preferred stock dividends would have been $5,750 and $166,750 for the respective one and twenty-nine month periods ended November 30, 2004.

        On August 11, 2003, the Debtors initiated an adversary proceeding against the holders of various series of preferred stock of Adelphia (the "Preferred Stockholders"), seeking, among other things, to enjoin the Preferred Stockholders from exercising certain purported rights to elect directors to the Board of Directors due to Adelphia's failure to pay dividends and alleged breaches of debt-like covenants contained in the Certificates of Designations relating to the preferred stock. On August 13, 2003, certain of the Preferred Stockholders filed an action in the Delaware Chancery Court seeking a declaratory judgment of their purported right to appoint two directors to the Board of Directors (the "Delaware Action"). On August 13, 2003, the Bankruptcy Court granted the Debtors a temporary restraining order, which, among other things, stayed the Delaware Action and temporarily enjoined the Preferred Stockholders from exercising their purported rights to elect directors to the Board of Directors. Thereafter, the Delaware Action was withdrawn.

        On October 29, 2004, Adelphia filed a motion with the Bankruptcy Court to postpone the conversion of Adelphia's 7.5% Series E Mandatory Convertible Preferred Stock into shares of Class A Common Stock from November 15, 2004 to February 1, 2005, to the extent such conversion was not already stayed by the Debtors' bankruptcy filing, in order to protect the Debtors' net operating loss carryovers. The motion was heard on November 10, 2004, and an order granting such postponement was entered by the Bankruptcy Court on November 18, 2004, effective as of November 14, 2004.

8. Intercompany Receivables and Payables

        The accompanying unaudited consolidated financial statements include intercompany receivables and payables related to all of Adelphia's majority-owned subsidiaries and subsidiaries that are at least 50% owned and controlled by the Company. The intercompany receivables and payables are presented at the gross amount with the total receivables balance included in assets and the total intercompany payables balance included in liabilities in the accompanying unaudited consolidated balance sheet. Intercompany payables have been segregated between pre- and post- bankruptcy petition and none of the intercompany balances have been collateralized (other than certain post-bankruptcy petition intercompany receivables that are required to be collateralized under the terms of the Extended DIP Facility until such time as such intercompany receivables are paid). The intercompany balances do not net to zero as the Non-Filing Entities and CMLCV have not been included in the accompanying consolidated financial statements, as discussed in Note 1.

9. Related Party Receivables and Payables

        Related party receivables and payables represent advances to and payables from certain related parties, including entities owned and/or controlled by the Rigas Family. Related party receivables and payables are presented at the gross amount with the total receivable balance included in assets and the payables included in the liabilities in the accompanying unaudited consolidated balance sheet. Related party payables have been segregated between pre-and post-bankruptcy petition, and none of the related party balances have been collateralized. Management is continuing to evaluate the proper classification and recoverability of related party receivables and may record reserves against such receivables in the future.

10. Cash and Cash Equivalents and Restricted Cash

        The Company considers all highly liquid investments with a maturity date of three months or less to be cash equivalents.

        As of November 30, 2004, the Company has restricted cash of $5,473 for the payment of franchise obligations, as required by an agreement with the Company's insurance provider. Also included

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NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS
(Dollars in thousands)

in restricted cash is $3,612 related to revenue received from customers which was placed in trust as a result of a dispute arising from the acquisition of certain cable systems from Verizon Media Ventures, Inc. The remainder of the restricted cash balance primarily consists of cash collateral supporting obligations under certain of the Company's franchise agreements and surety bonding obligations.

11. Subscriber Receivables

        Subscriber receivables consist of monthly amounts due from the Company's customers and are reported net of allowance for doubtful accounts of $14,384.

12. Prepaid Expenses and Other Assets—Net

        Included in other assets—net are unamortized deferred financing fees of $154,976 relating to pre-petition debt obligations. Such amounts are not currently being amortized. See Note 4 to these unaudited consolidated financial statements for further discussion. SOP 90-7 requires that in cases where the underlying debt becomes an allowed claim and the allowed claim differs from the net carrying amount of the debt, the amount of the debt will be adjusted for any unamortized deferred loan fees to equal the value of the allowed claim. Any gain or loss from such adjustments to the underlying debt as compared to the allowed claim will be reflected in the statement of operations.

13. Other-than-Temporary Impairment of Investments, Long-Lived Assets and Certain Other Assets

        As discussed in Note 1, the Company is reviewing its books and records and other information on an ongoing basis to determine whether the accompanying unaudited consolidated financial statements should be supplemented or otherwise amended. Additionally, as discussed in Note 1, PwC has not completed its audit as of and for the years ended December 31, 2003, 2002 and 2001. The Company is performing an evaluation of impairment related to several investments and long-lived and certain other assets. This evaluation includes a review of the accounting treatment when the transaction originated and a review of the accounting subsequent to the date of origination, including periodic evaluations for impairment. These evaluations may result in adjustments to the unaudited consolidated financial results contained herein and financial statements as of and for the periods ended December 31, 2003, 2002 and 2001. The adjustments may be material to these periods.

        Listed below are certain investments and other assets for which (with the exception of property, plant and equipment and intangible assets) the Company has recorded an asset impairment charge during the twenty-nine month period ended November 30, 2004. All adjustments to be made to prior periods as a result of the Company's restatement of prior year financial statements have not been reflected in the unaudited consolidated financial statements contained herein pending the completion of the audit as of and for the years ended December 31, 2003, 2002 and 2001.

        The tables below present the impairment of long-lived and other assets and other than temporary impairment of investments and other assets that have been recorded by the Company since July 1, 2002.

Twenty-nine Months Ended November 30, 2004
Impairment of Long-Lived and Other Assets:
Internal Operations, Call Center and Billing System	$63,910
Competitive Local Exchange Carriers	8,224

$72,134

Other-than-Temporary Impairment of Investments and Other Assets:
Buffalo Sabres	68,612
Interactive Digital TV Investments	1,697
Praxis Capital Ventures, L.P.	2,600

$72,909

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(DEBTORS-IN-POSSESSION)
NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS
(Dollars in thousands)

Internal Operations, Call Center and Billing System

        From 1998 through mid-2002, the Company was developing an internal operations, call center and billing system known as "Convergence." After careful evaluation of the functionality and usability of Convergence, the Company decided not to pursue continued rollout and terminated additional funding for the system. In October 2002, the Company recognized an impairment charge related to the abandonment of the Convergence system in the amount of $63,910. Additional adjustments totaling $7,610 were recorded in October to reclassify payroll and other operating expenses improperly capitalized during 2002. The Company's remaining investment in this system of approximately $30,000 will be adjusted in connection with the restatement of its prior year financial statements.

Closure of the CLECs

        In August 2002, the Company filed a motion with the Bankruptcy Court for approval to close operations in 14 markets that were served by the Company's CLECs. The CLECs provided local telephone service to certain geographic markets and competed with local telephone exchange carriers. The Company's Board of Directors approved the closure, and approval was granted by the Bankruptcy Court by order dated September 25, 2002. The Company expects that, in connection with the restatement of its financial statements for prior periods, the property, plant and equipment associated with these CLECs will be written down by approximately $100,000. The remaining net book value of the property, plant and equipment of approximately $20,000 was depreciated over its estimated remaining useful life beginning in November 2002 through April 2003. Furthermore, in November 2002, the Company recognized an additional impairment of $6,873 on certain of its CLEC assets and recorded a reserve on its CLEC trade accounts receivables of $1,351.

Buffalo Sabres

        As disclosed in the Company's Current Report on Form 8-K filed on May 24, 2002, the Company had entered into various arrangements with Niagara Frontier Hockey, L.P. ("NFHLP"), a Delaware limited partnership owned by the Rigas Family. Among other assets, NFHLP owned the Buffalo Sabres, a National Hockey League team. The Company made approximately $165,000 of loans and advances, including accrued interest, to NFHLP and its subsidiaries. In November 2002, the Company recognized impairments of those loans and advances of $31,447. On January 13, 2003, NFHLP and certain of its subsidiaries (the "Niagara Debtors") filed voluntary petitions to reorganize under Chapter 11 of the Bankruptcy Code in the United States Bankruptcy Court for the Western District of New York (the "NFHLP Bankruptcy Court").

        On or about March 13, 2003, certain of the Niagara Debtors entered into an Asset Purchase Agreement with Hockey Western New York LLC for the sale of certain assets and assumption of certain liabilities of NFHLP. In March 2003, the Company recognized an additional impairment of $37,922 as a result of the then pending sale of certain assets, including the Buffalo Sabres, and assumption of certain liabilities of NFHLP. On April 23, 2003, the sale was completed. The Company did not recover any of its loans and advances in NFHLP from such sale. The March 2003 impairment charge, combined with the November 2002 charge, and with anticipated adjustments related to restatement of the Company's prior year financial statements, completely wrote off the Company's loans and advances in NFHLP and its subsidiaries. On or about August 14, 2003, the NFHLP Bankruptcy Court approved the Niagara Debtors' Disclosure Statement. On September 25, 2003, the NFHLP Bankruptcy Court approved the NFHLP joint plan of liquidation. The Niagara Debtors filed a complaint, dated November 4, 2003, against, among others, the Company and the Creditors' Committee seeking to enforce certain purported rights against the Company and the Creditors' Committee related to the waiver of the Company's claims. Certain of the Niagara Debtors' prepetition lenders have intervened and filed cross-claims against the Company and the Creditors' Committee. Proceedings as to the complaint itself have been suspended. With respect to the cross-complaint, motion practice and discovery is proceeding concurrently, but no hearing on dispositive motions has been scheduled.

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(DEBTORS-IN-POSSESSION)
NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS
(Dollars in thousands)

Interactive Digital TV Investments

        The Company has investments in interactive digital TV product ventures. In December 2002, the Company recognized a loss of $1,697 for declines in investment value deemed other than temporary.

Praxis Capital Ventures, L.P.

        As disclosed in the Company's Current Report on Form 8-K filed on May 24, 2002 the Company entered into certain transactions with Praxis Capital Partners, LLC ("Praxis Capital"), a Delaware limited liability company and Praxis Capital Management, LLC, a Delaware limited liability company, through Praxis Capital Ventures, L.P. ("PCVLP"), a Delaware limited partnership in which ACC Operations, Inc. (a wholly-owned Company subsidiary) is a 99.5% Limited Partner. Formed in June 2001, PCVLP focused on private equity investments in the telecommunications market. At June 30, 2002, the net book value of the Company's portion of these investments was approximately $1,247. In addition, the Company had recorded $1,053 of prepaid management service fees to PCVLP. The Company has recorded reserves totaling $2,600 related to PCVLP. The Company is continuing to evaluate the PCVLP investments, which consist primarily of investments in private companies whose securities have no actively traded market. By order dated October 20, 2003, the Debtors rejected the partnership agreement with Praxis Capital. Peter L. Venetis, the son-in-law of John J. Rigas and a former director of the Company, is the managing director of Praxis Capital Management, LLC.

  Devon Mobile Communications, L.P.

        Pursuant to the Agreement of Limited Partnership of Devon Mobile Communications, L.P., a Delaware limited partnership ("Devon Mobile"), dated as of November 3, 1995 (the "Devon Mobile Limited Partnership Agreement"), the Company owned a 49.9% limited partnership interest in Devon Mobile, which, through its subsidiaries, held licenses to operate regional wireless telephone businesses in several states. Devon Mobile had certain business and contractual relationships with the Company and with former subsidiaries or divisions of the Company which were spun-off as TelCove in January 2002. In late May 2002, the Company notified Devon G.P., Inc., the general partner of Devon Mobile, that it would likely terminate certain discretionary operational funding to Devon Mobile. In July 2002, the Company learned that its former subsidiary, TelCove, had elected to terminate certain services it provided to Devon Mobile. On August 19, 2002, Devon Mobile and certain of its subsidiaries filed voluntary petitions to reorganize under Chapter 11 of the Bankruptcy Code with the United States Bankruptcy Court (the "Devon Bankruptcy Court"). In July 2002, the Company recorded an asset impairment reserve against the investment in and receivables from Devon Mobile of $1,221 and $53,646, respectively. In November 2002, the Company refined its evaluation of exposure to Devon Mobile and recorded additional impairments of $51,087, which related primarily to the Company's guarantee of certain obligations of Devon Mobile, other receivables from Devon Mobile, and an incremental investment in Devon Mobile that is expected to result from the Company's restatement of prior year financial information. All such impairments are included in equity in losses of affiliates—net in the accompanying unaudited consolidated statements of operations. As of November 2002, the Company has fully reserved for its investment and receivables in Devon Mobile.

        On January 17, 2003, the Company filed proofs of claim against Devon Mobile and its subsidiaries for approximately $129,000 in debt and equity claims, as well as an additional claim of approximately $35,000 relating to the Company's guarantee of certain Devon Mobile obligations (collectively, the "Company Claims"). On June 23, 2003, Devon Mobile filed a disclosure statement for the joint plan of liquidation (the "Disclosure Statement"). On or about July 25, 2003, the Devon Bankruptcy Court approved the Disclosure Statement. By order dated October 1, 2003, the Devon Bankruptcy Court confirmed Devon's First Amended Joint Plan of Liquidation (the "Devon Plan"). The Devon Plan went effective on October 17, 2003, at which time the Company's limited partnership interest in Devon Mobile was extinguished. According to the Disclosure Statement, Devon Mobile and the Official Committee of Unsecured Creditors appointed in the Devon Mobile Chapter 11 cases disagree with the Company Claims and intend to file an objection seeking an order eliminating such claims in their entirety. As of the date hereof, Devon Mobile has not objected to the Company Claims. On or about January 8, 2004, Devon Mobile filed proofs of claim in the Company's Chapter 11 cases in respect of, among other things, certain transfers alleged to be made

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(DEBTORS-IN-POSSESSION)
NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS
(Dollars in thousands)

by Devon Mobile to the Company prior to the commencement of the Company's Chapter 11 cases (the "Devon Claims"). On May 20, 2004, the Company and Devon Mobile filed a stipulation in the Company's Chapter 11 cases granting Devon Mobile limited relief from the automatic stay to (i) file a complaint against the Company based on the Devon Claims and (ii) file objections to the Company Claims in the Devon Bankruptcy Court (the "Devon Stay Stipulation"). The Devon Stay Stipulation was approved by the Bankruptcy Court on June 10, 2004. On June 21, 2004, Devon Mobile filed a complaint (the "Devon Complaint") in the Company's Chapter 11 cases in respect of the Devon Claims. On August 20, 2004, the Company filed an answer and counterclaim in response to the Devon Complaint denying the allegations made in the Devon Complaint and asserting various counterclaims against Devon Mobile, which encompassed the Company Claims (the "Company Answer"). On September 21, 2004, the Bankruptcy Court entered an order approving an amendment to the Devon Stay Stipulation which provides that the Company Claims will be prosecuted to final order in the Bankruptcy Court and will be given full force and effect by the Devon Bankruptcy Court taking into account the rights of set-off and/or recoupment of the parties with respect thereto. On September 30, 2004 Devon Mobile filed an answer with respect to the counterclaims asserted by the Company in the Company Answer and denying liability for the Company Claims. On October 13, 2004, the Company filed a motion for judgment on the pleadings dismissing Devon Mobile's demand for punitive damages and, by stipulation, Devon Mobile withdrew its punitive damages claims without prejudice. On November 22, 2004, the Company filed a motion for leave (the "Motion for Leave") to file a third-party complaint against Devon G.P., Inc. ("Devon G.P"), the general partner of Devon Mobile, and Lisa-Gaye Shearing Mead, the sole owner and President of Devon G.P. As of the date hereof, the Motion for Leave remains pending before the Bankruptcy Court. Any recovery of the Company Claims is uncertain at this time. The Company cannot predict the outcome of these legal proceedings or estimate the possible effects on the financial condition or results of operations of the Company.

  Property, Plant and Equipment, and Intangible Assets

        As stated previously, the Company's property, plant and equipment and intangible assets are currently being evaluated by management for asset impairment and other issues. These issues include the ownership of assets, prior capitalization policies, estimated useful lives, amounts allocated to specific assets in connection with acquisitions, and impairment. The complete results of these evaluations are unknown at this time but could result in material adjustments to the net book value of property, plant and equipment and intangible assets at December 31, 2003, 2002 and 2001, as well as results of operations for the periods then ended.

        As more fully discussed in Note 3, the Company has corrected many of its erroneous accounting policies and practices for PP&E with respect to the accounting for Capitalized Costs and Capitalized Installation and Construction Activities for the twenty-two months ended November 30, 2004. The Company is continuing its review of the historical books and records and other information; accordingly, these issues should not be considered the only issues related to these assets that are under evaluation by the Company, and the Company reserves the right to amend, update or supplement this information.

14. Net Loss Per Weighted Average Share of Common Stock

        Basic net loss per weighted average share of common stock is computed based on the weighted average number of common shares outstanding after giving effect to dividend requirements on the Company's preferred stock (see Note 7). Diluted net loss per common share is equal to basic net loss per common share because the Company's convertible preferred stock and outstanding stock options do not have a dilutive effect for the periods presented. In the future, however, the convertible preferred stock and outstanding stock options could have a dilutive effect on earnings per share.

15. Supplemental Cash Flow Information

        Cash payments for interest were $35,856 and $931,418 for the one and twenty-nine month periods ended November 30, 2004, respectively. Included in these amounts are cash payments made by the Company of $14,524 and $391,664 for the one and twenty-nine month periods ended November 30, 2004, respectively, for interest on the co-borrowing credit facilities attributable to the Rigas family entities. Such

ADELPHIA COMMUNICATIONS CORPORATION, et. al.
(DEBTORS-IN-POSSESSION)
NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS
(Dollars in thousands)

payments are included in the related party receivables and payables, net in the accompanying unaudited consolidated statements of cash flows.

16. EBITDA

        The following is a summary of Earnings Before Interest, Taxes, Depreciation and Amortization ("EBITDA") from the accompanying unaudited consolidated statements of operations for the one and twenty-nine month periods ended November 30, 2004. EBITDA is an alternative performance measure that is customarily used by companies that own, operate and manage cable television systems and other related telecommunications businesses. Management believes that EBITDA provides an alternative measure that is useful in evaluating the Company's liquidity. EBITDA is not a performance measure in accordance with GAAP and the use of EBITDA is not meant to replace or supercede any information presented in accordance with GAAP.

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(DEBTORS-IN-POSSESSION)
NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS
(Dollars in thousands)

        Presented below is a reconciliation of EBITDA to net loss and net cash provided by operating activities as presented in the accompanying unaudited consolidated financial statements.

        Reconciliation of EBITDA to Net loss from continuing operations:

	Month Ended November 30, 2004	Twenty-nine Months Ended November 30, 2004
EBITDA	$80,740	$1,937,725
Adjustments to reconcile EBITDA to net loss from continuing operations:
Depreciation and amortization	(87,488)	(2,291,392)
Interest expense	(40,564)	(977,220)
Income tax benefit	—	35

Net loss from continuing operations	$(47,312)	$(1,330,852)

        Reconciliation of EBITDA to Net Cash Provided by Operating Activities:

	Month Ended November 30, 2004	Twenty-nine Months Ended November 30, 2004
EBITDA	$80,740	$1,937,725
Adjustments to reconcile EBITDA to net cash provided by operating activities:
Amortization of bank financing costs	4,522	66,550
Impairment of long-lived and other assets	—	72,134
Other-than-temporary impairment of investments and other assets	—	72,909
Minority interest in losses of subsidiaries — net	(787)	(26,131)
Equity in losses of affiliates, net	187	110,741
Gain on sale of assets — net	—	(8,642)
Depreciation, amortization and other non-cash items from discontinued operations	—	46,366
Other non-cash items	—	3,856
Reorganization expenses due to bankruptcy	6,551	207,223
Non-recurring professional fees, net of amounts paid	6,947	50,747
Change in Assets and Liabilities:
Subscriber receivables — net	(2,396)	(4,711)
Other assets — net	(8,304)	(69,821)
Accounts payable	16,354	14,270
Subscriber advance payments and deposits	(3,564)	29,694
Accrued interest and other liabilities	(28,176)	236,833
Liabilities subject to compromise	308	(113,011)
Intercompany receivables and payables — net	6,574	(17,741)
Reorganization expenses paid during the period	(9,221)	(175,994)
Interest expense	(40,564)	(977,220)
Income tax benefit	—	35
Discontinued operations	—	(46,139)

Net cash provided by operating activities	$29,171	$1,409,673

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(DEBTORS-IN-POSSESSION)
NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS
(Dollars in thousands)

17. TelCove Spin-off and Bankruptcy Proceedings

        Adelphia Business Solutions, Inc., which has since changed its name to TelCove, Inc. ("TelCove"), was a consolidated subsidiary of Adelphia as of December 31, 2001. TelCove owns, operates and manages entities which provide CLEC telecommunications services. On January 11, 2002, the Company distributed in the form of a dividend, all of the shares of common stock of TelCove owned by Adelphia to holders of Adelphia's Class A and Class B common stock (the "Spin-off"). As a result of the Spin-off, the Rigas Family held a majority of the total voting power of TelCove common stock. The distribution of TelCove common stock was recorded on the date of the Spin-off. Accordingly, the accompanying unaudited consolidated financial statements do not include the accounts of TelCove. On March 27, 2002, TelCove and certain of its direct subsidiaries filed voluntary petitions to reorganize under Chapter 11 of the Bankruptcy Code in the United States Bankruptcy Court for the Southern District of New York (the "Bankruptcy Court"). On December 19, 2003, the Bankruptcy Court entered an order confirming TelCove's Modified Third Amended Joint Plan of Reorganization Under Chapter 11 of the Bankruptcy Code, dated December 18, 2003.

        Prior to the TelCove Spin-off (and in some circumstances following the TelCove Spin-off), Adelphia and TelCove (i) shared certain collocation space, real property interests, fiber-optic cable assets, strands and network infrastructure and related equipment (collectively, the "Shared Assets"); (ii) engaged in joint undertakings, including the construction and overlash of fiber-optic cable networks and facilities, necessary for the construction and operation of a telecommunications network and cable network; and (iii) provided one another with certain services that are or were crucial to the operation of each other's businesses (the "Shared Services").

        In order to reduce the Company's dependence on TelCove for access to certain collocation space, real property interests, fiber-optic cable assets, strands and network infrastructure and related equipment shared by the Company and TelCove (the "Shared Assets") and certain services, provided by the Company and TelCove to one another that are or were crucial to the operation of each others' businesses (the "Shared Services"), as well as to gain operational independence from TelCove and validate and memorialize the ownership of the Shared Assets, on December 3, 2003, the Debtors and TelCove entered into a Master Reciprocal Settlement Agreement pursuant to which the parties, among other things, memorialized their agreement relating to their ownership and use of the Shared Assets. On March 23, 2004, the Bankruptcy Court approved the Master Reciprocal Settlement Agreement.

        In the TelCove plan of reorganization and the related disclosure statement, TelCove alleged that it had substantial claims against the Company totaling more than $1,000,000 (the "Alleged Claims"). On November 25, 2003, the Company filed a proof of claim for administrative expenses against TelCove in the approximate amount of $71,000 (collectively, "Adelphia's Administrative Claims").

        On February 21, 2004, the parties executed a global settlement agreement (the "Global Settlement") which resolves, among other things, the Alleged Claims, Adelphia's Administrative Claims, and TelCove's alleged counterclaims and defenses thereto. The Global Settlement provides that on the closing date, the Company will transfer to TelCove certain settlement consideration, including, $60,000 in cash, plus an additional payment of up to $2,500 related to certain outstanding payables, as well as certain vehicles, real property and intellectual property licenses used in the operation of TelCove's businesses. The Global Settlement also provides for the transfer by the Company to TelCove of certain CLEC market assets, together with various licenses, franchises and permits related to the operation and ownership of such assets, and for the execution of various annexes to the Global Settlement (the "Annex Agreements), which provide, among other things, for (i) a five-year business commitment to TelCove by the Company; (ii) future use by TelCove of certain fiber capacity in assets owned by the Company; (iii) the mutual release by the parties from any and all liabilities, claims and causes of action which either party has or may have against the other party; and (iv) TelCove's management, pending transfer, of the Company's active CLEC markets pursuant to a master management agreement that amended and superceded pre-existing management agreements between the Company and TelCove. On March 23, 2004, the Bankruptcy Court approved the Global Settlement.

        The Global Settlement was consummated on April 7, 2004, at which time the Company paid $57,941 to TelCove and transferred the economic risks and benefits of the CLEC market assets to TelCove pursuant

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(DEBTORS-IN-POSSESSION)
NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS
(Dollars in thousands)

to the terms of the Global Settlement and entered into the Annex Agreements which are effective in accordance with their terms. On August 20, 2004, the Company paid TelCove an additional $2,464 pursuant to the Global Settlement in connection with the resolution and release of certain claims. On August 21, 2004, the CLEC market assets were transferred to TelCove.

18. Century-ML Cable Venture Bankruptcy Filing

        On September 30, 2002, CMLCV, a 50/50 joint venture between Century and ML Media Partners, L.P. ("ML Media") filed a voluntary petition to reorganize under Chapter 11 of the Bankruptcy Code in the Bankruptcy Court. This bankruptcy proceeding is administered separately from that of Adelphia. CMLCV is operating its business as a debtor-in-possession and is continuing to serve its subscribers in three communities in Puerto Rico. At this time, CMLCV is expected to generate sufficient cash to fund foreseeable operations and capital requirements. The CMLCV Chapter 11 filing is not expected to have a material impact on the operations of CMLCV's subsidiary, Century-ML Cable Corporation, which serves communities in Puerto Rico.

        CMLCV, since October 2002, has been filing a separate monthly operating report with the Bankruptcy Court. As more fully disclosed in CMLCV's separate Monthly Operating Report, there is litigation pending in the Bankruptcy Court between ML Media and CMLCV, Century, the Company and Highland Holdings ("Highland"), a Rigas Family partnership. In connection with the parties' December 13, 2001 Leveraged Recapitalization Agreement ("Recap Agreement"), there is a pre-petition dispute relating primarily to an alleged secured obligation in the amount of $279,800 to ML Media for its 50% ownership in CMLCV. If there is an adverse outcome against the Company relating to this litigation, the Company may be required to pay $279,800 to ML Media for its 50% ownership in CMLCV, as well as interest and other amounts that may result from the outcome of this litigation, or Century may be required to surrender its 50% ownership in CMLCV to ML Media. A hearing was held on September 24, 2002, and a decision was rendered on January 17, 2003, wherein the Bankruptcy Court; (i) denied all of the parties' motions for summary judgment on the issue of whether there has been an acceleration of the September 30, 2002 closing date under the Recap Agreement, except that the Bankruptcy Court (ii) found "as a matter of law, that, assuming that the Recap Agreement is enforceable, payment by the Company was due on September 30, 2002 and payment by Adelphia, Century and Highland was due on October 1, 2002, one day later, and that, having failed to make payment, each of the Company, Century and Highland is now in default." The Bankruptcy Court granted summary judgment only to such extent.

        In a decision and order dated March 31, 2003, the Bankruptcy Court denied ML Media's request to become manager of CMLCV's cable systems. In a decision and order dated April 21, 2003, the Bankruptcy Court denied ML Media's motion to dismiss the CMLCV bankruptcy petition, rejecting ML Media's claim that Century improperly filed the petition without ML Media's consent. On September 5, 2003, a hearing was held to determine whether ML Media's motions to dismiss and for summary judgment should be granted. Although the Bankruptcy Court has not yet issued a written decision on the motions, at a status conference held on April 15, 2004, the Court announced that it would be issuing a decision in which it would (a) dismiss all of the counterclaims of Adelphia and Century except for aiding and abetting of a breach of fiduciary duties, and (b) dismiss all of the Venture's counterclaims except for constructive fraudulent conveyance. On September 17, 2003, the Bankruptcy Court entered an order authorizing Adelphia's and Century's rejection of the Recap Agreement.

        On May 12, 2003, the Bankruptcy Court directed ML Media, Century, Adelphia and Highland to enter into mediation to resolve the dispute. Settlement discussions between Adelphia and ML Media are continuing.

        No accrual for the outcome of the above described litigation is included in the accompanying unaudited financial statements.

        By order dated December 2, 2003, the Bankruptcy Court established a bar date for filing proofs of claim against CMLCV's estate of January 15, 2004 at 5:00 P.M. (Eastern Time).

        On October 8, 2004, the Venture filed various claims in the Adelphia Debtors' bankruptcy proceedings relating to, among other things, Adelphia's conduct as manager of the Venture, alleged

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(DEBTORS-IN-POSSESSION)
NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS
(Dollars in thousands)

breaches of Adelphia's fiduciary duties to the Venture, and receivables alleged to be owing to the Venture by various Adelphia Debtors. The Venture cannot estimate at this time its recovery, if any, related to such claims.

        On March 17, 2004, ML Media presented a non-binding written indication of interest (the "Vaughn Indication of Interest") for the acquisition of 100% of CMLCV by an investor group led by James C. Vaughn (the "Vaughn Group"). The Vaughn Group has since indicated that it is not prepared to proceed with a transaction on the terms set forth in the Vaughn Indication of Interest and has submitted a revised bid at a lower price. ML Media and Century are engaged in a process exploring the potential sale of the Venture to a third party, and from time to time have explored other potential transactions relating to CMLCV.

19. Statistical information

        The table below provides information on the number of basic customers, digital customers and high speed internet customers as of November 30, 2004 and October 31, 2004. As further described in its Current Report on Form 8-K filed May 25, 2003, the Company corrected the methodology for calculating customers previously used; therefore, the customer data set forth below may not be comparable to customer data reported prior to such correction.

	Filing Entities	Brazil	CMLCV and St. Marys	Rigas Entities	Total
November 30, 2004:
Basic customers	4,820,587	51,293	143,325	228,676	5,243,881
Digital customers	1,864,871	—	67,359	85,754	2,017,984
High speed internet customers	1,295,865	4,197	5,796	76,264	1,382,122

Total revenue generating units	7,981,323	55,490	216,480	390,694	8,643,987

October 31, 2004:
Basic customers	4,855,724	50,774	143,429	229,961	5,279,888
Digital customers	1,874,579	—	67,768	85,718	2,028,065
High speed internet customers	1,271,781	4,143	5,253	75,043	1,356,220

Total revenue generating units	8,002,084	54,917	216,450	390,722	8,664,173

20. Bankruptcy Court Reporting Schedules

        The Bankruptcy Court reporting schedules included in this report beginning on page 29 are for the period from November 1 through November 30, 2004 and have been prepared for the purpose of filing with the Bankruptcy Court and are not required by GAAP. The accompanying Bankruptcy Court reporting schedules, as with all other information contained herein, have been obtained from the books and records of the Company and are unaudited.

ADELPHIA COMMUNICATIONS CORPORATION, et al.
(DEBTORS-IN-POSSESSION)
BANKRUPTCY COURT REPORTING SCHEDULES
Summary

	For the Month Ended November 30, 2004	Reference
Gross wages paid	$45,779,096	Schedule I
Employee payroll taxes withheld	10,235,780	Schedule I
Employer payroll taxes due	3,225,300	Schedule I
Payroll taxes paid*	19,913,346	Schedule II*
Sales and other taxes due	6,665,199	Schedule III
Gross taxable sales	82,147,403	Schedule III
Real estate and personal property taxes paid	6,179,033	Schedule IV
Sales and other taxes paid	5,986,684	Schedule V
Cash disbursements	366,274,763	Schedule VI
Insurance coverage	N/A	Schedule VII
*
The amount reported above for payroll taxes paid is based upon the date paid and not the date due.

ADELPHIA COMMUNICATIONS CORPORATION, et al.
(DEBTORS-IN-POSSESSION)
BANKRUPTCY COURT REPORTING SCHEDULES

Schedule I

Court Reporting schedules for Payroll and Payroll Taxes
for the Month Ended November 30, 2004

Week Ending Date	Gross Wages Paid	Employee Payroll Taxes Withheld	Employer Payroll Taxes Due
12-Nov-04	$21,864,016	$4,769,749	$1,545,061
26-Nov-04	23,915,080	5,466,031	1,680,239

Total	$45,779,096	$10,235,780	$3,225,300

ADELPHIA COMMUNICATIONS CORPORATION, et al.
(DEBTORS-IN-POSSESSION)
BANKRUPTCY COURT REPORTING SCHEDULES

                                                                             Schedule II                                                         Page 1 of 3

Court Reporting schedules for Payroll Taxes Paid
for the Month Ended November 30, 2004

Payee	Payroll Taxes Paid	Payment Date
INTERNAL REVENUE SERVICE	5,882,371	11/01/04
STATE OF ALABAMA	7,453	11/01/04
STATE OF ARIZONA	2,028	11/01/04
STATE OF CALIFORNIA	167,756	11/01/04
STATE OF COLORADO	73,227	11/01/04
STATE OF CONNECTICUT	11,722	11/01/04
STATE OF GEORGIA	7,273	11/01/04
STATE OF IDAHO	4,810	11/01/04
STATE OF INDIANA	897	11/01/04
STATE OF KANSAS	366	11/01/04
STATE OF KENTUCKY	22,544	11/01/04
STATE OF MAINE	24,401	11/01/04
STATE OF MARYLAND	11,406	11/01/04
STATE OF MASSACHUSETTS	25,514	11/01/04
STATE OF MICHIGAN	398	11/01/04
STATE OF NEW YORK	106,790	11/01/04
STATE OF NORTH CAROLINA	14,717	11/01/04
STATE OF OHIO	80,299	11/01/04
STATE OF OKLAHOMA	382	11/01/04
STATE OF PENNSYLVANIA	95,406	11/01/04
STATE OF SOUTH CAROLINA	3,004	11/01/04
STATE OF VERMONT	16,712	11/01/04
STATE OF VIRGINIA	57,861	11/01/04
STATE OF WISCONSIN	1,021	11/01/04
BUREAU OF EMPLOYMENT PROGRAMS	643	11/09/04
INTERNAL REVENUE SERVICE	5,504,207	11/15/04
STATE OF ARIZONA	1,873	11/15/04
STATE OF CALIFORNIA	159,958	11/15/04
STATE OF COLORADO	61,445	11/15/04
STATE OF CONNECTICUT	10,883	11/15/04
STATE OF GEORGIA	6,628	11/15/04
STATE OF IDAHO	4,446	11/15/04
STATE OF INDIANA	870	11/15/04
STATE OF KANSAS	333	11/15/04
STATE OF KENTUCKY	18,520	11/15/04
STATE OF MAINE	23,239	11/15/04

ADELPHIA COMMUNICATIONS CORPORATION, et al.
(DEBTORS-IN-POSSESSION)
BANKRUPTCY COURT REPORTING SCHEDULES

                                                                             Schedule II                                                         Page 2 of 3

Court Reporting schedules for Payroll Taxes Paid
for the Month Ended November 30, 2004

Payee	Payroll Taxes Paid	Payment Date
STATE OF MARYLAND	12,235	11/15/04
STATE OF MASSACHUSETTS	26,065	11/15/04
STATE OF NEW YORK	101,159	11/15/04
STATE OF NORTH CAROLINA	12,406	11/15/04
STATE OF OHIO	75,255	11/15/04
STATE OF OKLAHOMA	346	11/15/04
STATE OF PENNSYLVANIA	93,962	11/15/04
STATE OF SOUTH CAROLINA	2,902	11/15/04
STATE OF VERMONT	15,030	11/15/04
STATE OF VIRGINIA	54,369	11/15/04
INTERNAL REVENUE SERVICE	6,216,303	11/29/04
STATE OF ARIZONA	3,822	11/29/04
STATE OF CALIFORNIA	204,769	11/29/04
STATE OF COLORADO	66,372	11/29/04
STATE OF CONNECTICUT	11,047	11/29/04
STATE OF GEORGIA	7,857	11/29/04
STATE OF IDAHO	4,773	11/29/04
STATE OF INDIANA	914	11/29/04
STATE OF KANSAS	352	11/29/04
STATE OF KENTUCKY	22,194	11/29/04
STATE OF MAINE	26,833	11/29/04
STATE OF MARYLAND	13,461	11/29/04
STATE OF MASSACHUSETTS	27,905	11/29/04
STATE OF MICHIGAN	284	11/29/04
STATE OF NEW YORK	120,039	11/29/04
STATE OF NORTH CAROLINA	14,380	11/29/04
STATE OF OHIO	91,207	11/29/04
STATE OF OKLAHOMA	323	11/29/04
STATE OF PENNSYLVANIA	95,847	11/29/04
STATE OF SOUTH CAROLINA	3,723	11/29/04
STATE OF VERMONT	22,151	11/29/04
STATE OF VIRGINIA	59,730	11/29/04
STATE OF WISCONSIN	611	11/29/04
ASHTABULA INCOME TAX	314	11/30/04
CENTRAL COLLECTION AGENCY	32,599	11/30/04
CITY OF CHILLICOTHE	5,101	11/30/04
CITY OF CLEVELAND HEIGHTS	4,842	11/30/04
CITY OF DANVILLE	380	11/30/04
CITY OF HUNTINGTON	272	11/30/04
CITY OF MARION	855	11/30/04
CITY OF NEWARK	2,927	11/30/04

ADELPHIA COMMUNICATIONS CORPORATION, et al.
(DEBTORS-IN-POSSESSION)
BANKRUPTCY COURT REPORTING SCHEDULES

                                                                             Schedule II                                                         Page 3 of 3

Court Reporting schedules for Payroll Taxes Paid
for the Month Ended November 30, 2004

Payee	Payroll Taxes Paid	Payment Date
CITY OF PITTSBURGH	3,377	11/30/04
DIRECTOR OF FINANCE	187	11/30/04
EMPLOYMENT SECURITY COMMISSION	—	11/30/04
LORAIN CITY TAX	2,022	11/30/04
MISSISSIPPI STATE TAX COMMISSN	3,572	11/30/04
MONTANA DEPARTMENT OF REVENUE	824	11/30/04
RITA	11,238	11/30/04
SCHOOL DISTRICT INCOME TAX	2,166	11/30/04
TREASURER CITY OF OWENSBORO	395	11/30/04
UTAH STATE TAX COMMISSION	272	11/30/04
VILLAGE OF GREENWOOD	320	11/30/04
VILLAGE OF GREENWOOD	320	11/30/04
VIRGINA EMPLOYMENT COMMISSION	980	11/30/04
WEST VIRGINIA DEPT OF TAX & REV	20,354	11/30/04

TOTAL	19,913,346

ADELPHIA COMMUNICATIONS CORPORATION, et al.
(DEBTORS-IN-POSSESSION)
BANKRUPTCY COURT REPORTING SCHEDULES

                                                                             Schedule III                                                         Page 1 of 9

Court Reporting schedules for Sales and Other Taxes Due and Gross Taxable Sales
for the Month Ended November 30, 2004

Taxing Jurisdiction	Sales and Other Taxes Due	Gross Taxable Sales
ACC CABLE COMMUNICATIONS FL-VA	$850	$17,004
ACC CABLE COMMUNICATIONS FL-VA, LLC	9,954	142,193
ACC CABLE COMMUNICATIONS FL-VA, LLC	1,276	42,551
ACC TELECOMMUNICATIONS, LLC	587	9,781
ADELPHIA CA CABLEVISION, LLC	78	1,302
ADELPHIA CA CABLEVISION, LLC	216	4,312
ADELPHIA CABLE COMM FL-VA, LLC	88	1,467
ADELPHIA CABLE COMPANY	62	1,248
ADELPHIA CABLE PARTNERS, L.P.	765,050	5,186,577
ADELPHIA CABLE PARTNERS, L.P.	26,048	399,306
ADELPHIA CABLEVISION CORP.	2,889	39,200
ADELPHIA CABLEVISION OF BOCA RATON, LLC	284,256	1,927,985
ADELPHIA CABLEVISION OF BOCA RATON, LLC	5,635	93,921
ADELPHIA CABLEVISION OF FONTANA, LLC	1,809	30,153
ADELPHIA CABLEVISION OF INLAND EMPIRE, LLC	(24)	(291)
ADELPHIA CABLEVISION OF NEW YORK, INC.	1,960	26,777
ADELPHIA CABLEVISION OF ORANGE COUNTY II,LLC	15,645	447,001
ADELPHIA CABLEVISION OF SAN BERNARDINO, LLC	62,626	789,731
ADELPHIA CABLEVISION OF SANTA ANA, LLC	33	4,320
ADELPHIA CABLEVISION OF SIMI VALLEY, LLC	(16)	(217)
ADELPHIA CABLEVISION OF THE KENNEBUNKS, LLC	2,129	28,390
ADELPHIA CABLEVISION OF THE KENNEBUNKS, LLC	16,511	330,218
ADELPHIA CABLEVISION OF WPB III, LLC	46,629	322,048
ADELPHIA CABLEVISION OF WPB III, LLC	1,302	18,600
ADELPHIA CABLEVISION OF WPB IV, LLC	206,421	1,421,210
ADELPHIA CABLEVISION OF WPB IV, LLC	4,940	82,337
ADELPHIA CABLEVISION OF WPB V, LLC	21,081	146,499
ADELPHIA CABLEVISION OF WPB V, LLC	477	7,942
ADELPHIA CALIFORNIA CABLEVISION, LLC	538	8,270
ADELPHIA CALIFORNIA CABLEVISION, LLC	(25)	(257)
ADELPHIA CENTRAL PENNSYLVANIA, LLC	470	7,835
ADELPHIA CENTRAL PENNSYLVANIA, LLC	29,569	496,828
ADELPHIA CLEVELAND, LLC	51,385	642,318
ADELPHIA COMMUNICATIONS OF CA, LLC	10,315	257,879
ADELPHIA COMMUNICATIONS OF CALIFORNIA LLL, LLC	(7)	(90)
ADELPHIA COMMUNICATIONS OF CALIFORNIA, LLC	32	554
ADELPHIA COMPANY OF WESTERN CONNECTICUT	225,968	4,304,150
ADELPHIA COMPANY OF WESTERN CONNECTICUT	271,125	4,518,771
ADELPHIA GS CABLE, LLC	11,579	192,985

ADELPHIA COMMUNICATIONS CORPORATION, et al.
(DEBTORS-IN-POSSESSION)
BANKRUPTCY COURT REPORTING SCHEDULES

                                                                             Schedule III                                                         Page 2 of 9

Court Reporting schedules for Sales and Other Taxes Due and Gross Taxable Sales
for the Month Ended November 30, 2004

Taxing Jurisdiction	Sales and Other Taxes Due	Gross Taxable Sales
ADELPHIA GS CABLE, LLC	89	1,083
ADELPHIA GS CABLE, LLC	75,875	1,264,592
ADELPHIA OF THE MIDWEST, INC.	30,804	403,965
ADELPHIA PRESTIGE CABLEVISION	8,067	161,357
ADELPHIA SECURITY	155	3,098
ADELPHIA TELECOMM OF FLORIDA, INC.	11,797	393,237
ADELPHIA TELECOMMUNICATIONS OF FLORIDA, INC.	53,222	726,610
ADELPHIA TELECOMMUNICATIONS, INC.	31,451	922,387
ADELPHIA TELECOMMUNICATIONS, INC.	289	5,614
ADELPHIA TELECOMMUNICATIONS, INC.	13	654
ADELPHIA TELECOMMUNICATIONS, INC.	20	638
ADELPHIA TELECOMMUNICATIONS, INC.	138	1,668
ADELPHIA TELECOMMUNICATIONS, INC.	41	546
ADELPHIA TELECOMMUNICATIONS, INC.	358	7,164
ADELPHIA TELECOMMUNICATIONS, INC.	583	8,333
ADELPHIA TELECOMMUNICATIONS, INC.	3,481	64,664
ADELPHIA TELECOMMUNICATIONS, INC.	7,650	100,618
ADELPHIA TELECOMMUNICATIONS, INC.	7	140
ADELPHIA TELECOMMUNICATIONS, INC.	20,972	360,983
ADELPHIA TELECOMMUNICATIONS, INC.	5	84
ADELPHIA TELECOMMUNICATIONS, INC.	2,559	41,651
ADELPHIA TELECOMMUNICATIONS, INC.	639	19,042
ADELPHIA TELECOMMUNICATIONS, INC.	137	1,686
ADELPHIA TELECOMMUNICATIONS, INC.	434	7,243
ADELPHIA TELECOMMUNICATIONS, INC.	35	688
ADELPHIA TELECOMMUNICATIONS, INC.	55	1,202
ADELPHIA TELECOMMUNICATIONS, INC.	476	9,567
ALABAMA DEPT. OF REVENUE	219	3,652
BANK OF AMERICA	302	21,551
BETTER TV OF BENNINGTON	15	254
BETTER TV OF BENNINGTON	21,581	359,691
BLACKSBURG/SALEM CABLEVISION, INC.	15,284	152,837
BLACKSBURG/SALEM CABLEVISION, INC.	8,476	84,757
BLACKSBURG/SALEM CABLEVISION, INC.	568	18,931
BOARD OF EQUALIZATION	145	A
CA TELECONNECT FUND	34	—
CABLE SENTRY CORP.	6,935	115,591
CCHCF-A	37	—
CENTURY BERKSHIRE CABLE CORP.	110	3,674
CENTURY CABLE HOLDING, LLC	53	1,057
CENTURY CABLE HOLDINGS, LLC	8,686	117,091

ADELPHIA COMMUNICATIONS CORPORATION, et al.
(DEBTORS-IN-POSSESSION)
BANKRUPTCY COURT REPORTING SCHEDULES

                                                                             Schedule III                                                         Page 3 of 9

Court Reporting schedules for Sales and Other Taxes Due and Gross Taxable Sales
for the Month Ended November 30, 2004

Taxing Jurisdiction	Sales and Other Taxes Due	Gross Taxable Sales
CENTURY CABLE HOLDINGS, LLC	6,881	114,688
CENTURY CABLE HOLDINGS, LLC	3,428	109,945
CENTURY CABLE HOLDINGS, LLC	8,481	141,356
CENTURY CABLE HOLDINGS, LLC	6,927	98,060
CENTURY CABLE HOLDINGS, LLC (SHENANGO)	250	8,334
CENTURY CABLE MANAGEMENT CORP.	17,798	339,009
CENTURY CABLE MANAGEMENT CORP.	21,602	360,028
CENTURY CABLEVISION HOLDINGS, LLC	3,762	111,537
CENTURY CAROLINA CORP.	29,058	416,590
CENTURY CAROLINA CORP. (DILLON)	18,953	299,633
CENTURY COLORADO SPRINGS PARTNERSHIP	312	6,242
CENTURY COLORADO SPRINGS PARTNERSHIP	2,876	88,873
CENTURY HUNTINGTON COMPANY	160,061	2,667,710
CENTURY ISLAND ASSOCIATES, INC.	33	459
CENTURY KANSAS CABLE TV CORP	16,755	221,917
CENTURY LYKENS CABLE	2,300	32,861
CENTURY MISSISSIPPI CORP.	34,205	488,647
CENTURY MOUNTAIN CORP.	1,308	26,152
CENTURY NORWICH CORP.	52,668	1,003,204
CENTURY NORWICH CORP.	63,435	1,057,249
CENTURY OHIO CABLE TELEVISION	1,489	29,774
CENTURY OHIO CABLE TV CORP	253	8,448
CENTURY OHIO TV CABLE CORP.	1,178	39,282
CENTURY VENTURE CORP.	31,718	1,016,326
CENTURY VIRGINIA CORP.	440	7,652
CENTURY WYOMING CABLE TV	136	1,648
CENTURY-TCI CA COMMUNICATIONS, L.P.	5,332	177,729
CENTURY-TCI CA COMMUNICATIONS, L.P.	3,231	107,697
CENTURY-TCI CA COMMUNICATIONS, L.P.	20,571	342,851
CENTURY-TCI CA COMMUNICATIONS, L.P.	26,321	438,679
CENTURY-TCI CA COMMUNICATIONS, L.P.	63,910	1,065,174
CENTURY-TCI CA COMMUNICATIONS, L.P.	12,334	246,684
CENTURY-TCI CA COMMUNICATIONS, L.P.	44,037	927,098
CENTURY-TCI CA COMMUNICATIONS, L.P.	40,291	503,635
CENTURY-TCI CA COMMUNICATIONS, L.P.	1,123	16,639
CENTURY-TCI CA COMMUNICATIONS, L.P.	34,250	684,997
CENTURY-TCI CA COMMUNICATIONS, L.P.	153,347	1,533,471
CENTURY-TCI CA COMMUNICATIONS, LP	908	16,112
CHCF-B	474	—
CHECKPOINT SECURITY SYSTEM	1	37
CHELSEA COMMUNICATIONS, LLC	35	2,663

ADELPHIA COMMUNICATIONS CORPORATION, et al.
(DEBTORS-IN-POSSESSION)
BANKRUPTCY COURT REPORTING SCHEDULES

                                                                             Schedule III                                                         Page 4 of 9

Court Reporting schedules for Sales and Other Taxes Due and Gross Taxable Sales
for the Month Ended November 30, 2004

Taxing Jurisdiction	Sales and Other Taxes Due	Gross Taxable Sales
CHELSEA COMMUNICATIONS, LLC	4,236	60,508
CHELSEA COMMUNICATIONS, LLC	66,787	1,011,899
CHELSEA COMMUNICATIONS, LLC	4,448	82,030
CITY O F MONTEREY	—	2
CITY OF ALAHAMBRA	3	56
CITY OF ALGOURA HILLS	12	245
CITY OF ARCADIA	9	181
CITY OF ASOTIN	—	3
CITY OF BALDWIN PARK	7	222
CITY OF BELLEVUE	—	2
CITY OF BOTHELL	2	36
CITY OF BRAWLEY	3	87
CITY OF BURBANK	6	91
CITY OF CLAREMONT	25	460
CITY OF COLFAX	2	29
CITY OF COLTON	5	137
CITY OF COMPTON	1	5
CITY OF CULVER CITY	7	61
CITY OF DESERT HOT SPRINGS	4	80
CITY OF EL MONTE	2	24
CITY OF ELK GROVE	1	25
CITY OF FONTANA	1	10
CITY OF GARDENA	—	9
CITY OF GLENDALE	2	27
CITY OF HAWTHORNE	1	28
CITY OF HOLTVILLE	1	17
CITY OF HUNTINGTON BEACH	—	7
CITY OF INDIO	—	3
CITY OF INGLEWOOD	3	30
CITY OF IRVINE	—	1
CITY OF KALAMA	5	87
CITY OF KIRKLAND	1	16
CITY OF LA HABRA	25	417
CITY OF LA VERNE	—	1
CITY OF LONG BEACH	2	43
CITY OF LONGVIEW	60	1,003
CITY OF LOS ANGELES	617	6,164
CITY OF MAMMOTH LAKE	—	—
CITY OF MORENO VALLEY	29	489
CITY OF NORWALK	2	36
CITY OF OAKLAND	—	1

ADELPHIA COMMUNICATIONS CORPORATION, et al.
(DEBTORS-IN-POSSESSION)
BANKRUPTCY COURT REPORTING SCHEDULES

                                                                             Schedule III                                                         Page 5 of 9

Court Reporting schedules for Sales and Other Taxes Due and Gross Taxable Sales
for the Month Ended November 30, 2004

Taxing Jurisdiction	Sales and Other Taxes Due	Gross Taxable Sales
CITY OF OLYMPIA	1	16
CITY OF PALM SPRINGS	1	10
CITY OF PALOUSE	2	28
CITY OF PASADENA	4	53
CITY OF PICO RIVERA	6	115
CITY OF PLACENTIA	7	212
CITY OF PORT HUENEME	—	—
CITY OF PORTERVILLE	—	7
CITY OF PULLMAN	16	201
CITY OF REDONDO BEACH	64	1,341
CITY OF RIALTO	22	272
CITY OF RIVERSIDE	3	50
CITY OF SALINAS	1	10
CITY OF SAN BERNARDINO	10	128
CITY OF SAN FRANCISCO	1	8
CITY OF SAN GABRIEL	—	5
CITY OF SAN JOSE	2	30
CITY OF SAN LUIS OBISPO	—	2
CITY OF SANTA ANA	16	270
CITY OF SANTA BARBARA	—	5
CITY OF SANTA CRUZ	4	59
CITY OF SANTA MONICA	155	1,552
CITY OF SANTA ROSA	—	2
CITY OF SEAL BEACH	15	135
CITY OF SEATTLE	—	1
CITY OF SHORELINE	1	17
CITY OF SIERRA MADRE	3	52
CITY OF SPOKANE	2	32
CITY OF STANWOOD	—	1
CITY OF TACOMA	—	5
CITY OF TORRANCE	—	4
CITY OF VANCOUVER	1	22
CITY OF VENTURA	10	209
CITY OF WENATCHEE	—	7
CITY OF WESTMINISTER	—	3
CITY OF WHITTIER	7	143
CITY OF WOODLAND	3	51
CITY OF ZILLAH	—	1
CMA CABLEVISION ASSOCIATES VII, L.P.	161	3,212
CMA CABLEVISION ASSOCIATES VII, L.P.	5,396	58,794
CMA CABLEVISION ASSOCIATES XI, L.P.	8	103

ADELPHIA COMMUNICATIONS CORPORATION, et al.
(DEBTORS-IN-POSSESSION)
BANKRUPTCY COURT REPORTING SCHEDULES

                                                                             Schedule III                                                         Page 6 of 9

Court Reporting schedules for Sales and Other Taxes Due and Gross Taxable Sales
for the Month Ended November 30, 2004

Taxing Jurisdiction	Sales and Other Taxes Due	Gross Taxable Sales
CMA CABLEVISION ASSOCIATES XI, L.P.	66	914
CMA CABLEVISION ASSOCIATES XI, L.P.	3,304	48,951
COMPTROLLER OF MARYLAND	603	12,072
COUNTY OF LOS ANGELES	138	2,753
COWLITZ CABLEVISION, INC.	6,284	104,733
COWLITZ CABLEVISION, INC.	21,283	354,723
COWLITZ CABLEVISION, INC.	1,057	35,229
D.C. TREASURER	11	99
DES MOINES	2	30
EASTERN VIRGINIA CABLEVISION	16,265	81,326
EASTERN VIRGINIA CABLEVISION	52	1,037
EMPIRE SPORTS PARTNERS, L.P.	—	1
FRONTIERVISION CABLE NEW ENGLAND, INC.	77	2,577
FRONTIERVISION OPERATING PARTNERS	4,133	89,044
FRONTIERVISION OPERATING PARTNERS	248,919	4,990,514
FRONTIERVISION OPERATING PARTNERS	26,739	381,984
FRONTIERVISION OPERATING PARTNERS	1,542	34,599
FRONTIERVISION OPERATING PARTNERS	131,400	3,876,429
FRONTIERVISION OPERATING PARTNERS 89-034419	32,538	472,799
FRONTIERVISION OPERATING PARTNERS 99-032417	898	17,958
FRONTIERVISION OPERATING PARTNERS, L.P.	16,511	275,183
FRONTIERVISION OPERATING PARTNERS, L.P.	471	9,413
FRONTIERVISION OPERATING PARTNERS, L.P.	296	4,827
FRONTIERVISION OPERATING PARTNERS, L.P.	32,737	546,784
FRONTIERVISION OPERATING PARTNERS, L.P.	2,271	45,419
FRONTIERVISION OPERATING PARTNERS, L.P.	61,664	680,267
GENESIS CABLE COMMUNICATIONS	4,156	74,472
GENESIS CABLE COMMUNICATIONS, LLC	5,812	89,159
GENESIS CABLE COMMUNICATIONS, LLC	4,407	62,950
GENESIS CABLE MANAGEMENT, INC.	(57)	(691)
GENESIS CABLE OF MISSISSIPPI	138	22,359
GLOBAL ACQUISITION PARTNERS, L.P.	15,723	157,231
GLOBAL ACQUISITION PARTNERS, L.P. (FR)	532	7,604
GLOBAL ACQUISITION PARTNERS, L.P. (LEX)	154	3,081
GLOBAL ACQUISITION PARTNERS, L.P. (WIN)	1,383	27,663
GS CABLE, LLC	7,172	143,694
HARRON CABLEVISION OF NH, INC.	56,769	810,982
ID USF	23	—
IMPERIAL VALLEY CABLEVISION	8,329	208,226
IMPERIAL VALLEY CABLEVISION	2,956	42,232

ADELPHIA COMMUNICATIONS CORPORATION, et al.
(DEBTORS-IN-POSSESSION)
BANKRUPTCY COURT REPORTING SCHEDULES

                                                                             Schedule III                                                         Page 7 of 9

Court Reporting schedules for Sales and Other Taxes Due and Gross Taxable Sales
for the Month Ended November 30, 2004

Taxing Jurisdiction	Sales and Other Taxes Due	Gross Taxable Sales
KALAMAZOO COUNTY CABLEVISION, INC.	171	3,416
KEY BISCAYNE CABLEVISION	29,568	198,580
KEY BISCAYNE CABLEVISION	1,431	17,345
KOOTENAI CABLE INC.	3,844	59,260
LAKE CHAMPLAIN CABLE TELEVISION	23,942	399,039
LOUISA CABLEVISION, INC.	7	485
MARTHA'S VINEYARD CABLEVISION, LP	604	8,632
MERCOM OF FLORIDA, INC.	13,628	124,194
MICKELSON MEDIA, INC.	37,808	300,523
MICKELSON MEDIA, INC.	656	8,201
MICKELSON MEDIA, INC.	1,595	22,163
MOUNTAIN CABLE COMPANY	204,621	3,416,642
MOUNTAIN CABLE COMPANY, L.P.	7,661	109,440
MULTI-CHANNEL TV CABLE COMPANY	20,198	336,639
NATIONAL CABLE (BELLE GLADE)	444	7,406
NATIONAL CABLE (CLEWISTON)	111	3,703
NATIONAL CABLE ACQUISITION ASSOCIATES, L.P.	432,401	3,021,940
NATIONAL CABLE ACQUISITION ASSOCIATES, L.P.	8,746	156,954
NECA PAUSF	1,367	—
NECA VUSF	211	16,648
NYS ESTIMATED CORPORATION TAX	272	72,552
NYS ESTIMATED CORPORATION TAX	2,732	109,268
OWENSBORO ON THE AIR	931	31,019
OWENSBORO ON THE AIR, INC.	4,240	82,259
OWENSBORO-BRUNSWICK, INC.	9,034	150,565
PA DEPT. OF REVENUE	4,792	95,801
PARNASSOS, L.P.	3,526	64,052
PARNASSOS, L.P.	13,198	217,422
PARNASSOS, LP (ASHTABULA)	3,182	58,794
PARNASSOS, LP (LAKE)	255	50,853
PARNASSOS, LP (LORIAN, VERMILLION)	4,633	77,821
PERICLES COMMUNICATIONS CORPORATION	168	3,042
PSU	226	—
PULLMAN TV CABLE CO.	851	14,183
PULLMAN TV CABLE COMPANY	423	7,058
PULLMAN TV CABLE COMPANY	331	11,040
PULLMAN TV CABLE COMPANY	234	7,794
RENTAVISION OF BRUNSWICK, INC.	293	9,773
RICHMOND CABLE TELEVISION CORP.	6,534	108,896
ROBINSON/PLUM CABLEVISION, L.P.	10,134	155,647
SCRANTON CABLEVISION, INC.	28,536	923,426

ADELPHIA COMMUNICATIONS CORPORATION, et al.
(DEBTORS-IN-POSSESSION)
BANKRUPTCY COURT REPORTING SCHEDULES

                                                                             Schedule III                                                         Page 8 of 9

Court Reporting schedules for Sales and Other Taxes Due and Gross Taxable Sales
for the Month Ended November 30, 2004

Taxing Jurisdiction	Sales and Other Taxes Due	Gross Taxable Sales
SOUTHEAST FLORIDA CABLE, INC.	824,978	6,564,819
SOUTHEAST FLORIDA CABLE, INC.	15,069	253,452
SOUTHEAST FLORIDA CABLE, INC. (MARTIN)	556	8,045
SOUTHEAST FLORIDA CABLE, INC. (ST. LUCIE)	7,369	113,370
SOUTHWEST COLORADO CABLE INC.	1,926	32,095
SOUTHWEST COLORADO CABLE INC.	3	45
ST. LUCIE WEST CABLEVISION	296	11,824
STARPOINT, LTD (MIAMI — BOCA BRANCH)	23,352	389,206
STARPOINT, LTD (MIAMI BRANCH)	10,523	103,551
STARPOINT, LTD (NAPLES)	8,967	277,697
STARPOINT, LTD (ORLANDO)	3,443	57,383
STARPOINT, LTD (TAMPA)	7,099	88,450
STARPOINT, LTD- ADELPHIA SECURITY	5,432	71,779
STATE OF NEW HAMPSHIRE	1,359	19,408
SVHH CABLE ACQUISITION, L.P.	2,036	33,936
SVHH CABLE ACQUISITION, L.P.	187	7,272
SVHH CABLE ACQUISITION, L.P.	2,366	47,321
TELE-MEDIA INVESTMENT PARTNERSHIP	166,424	1,153,344
TELE-MEDIA INVESTMENT PARTNERSHIP	1,273	42,435
TELESAT ACQUISITION, L.P.	225,767	1,591,682
TELESAT ACQUISITION, L.P. (CENTRAL)	5,652	66,850
TELESAT ACQUISITION, L.P. (CITRUS)	173	5,750
TELESAT ACQUISITION, L.P. (OSCEOLA)	108	1,308
TELESAT ACQUISITION, L.P. (WESTERN)	(114)	(1,906)
THREE RIVERS CABLE ASSOCIATES, L.P.	435	14,494
THREE RIVERS CABLE ASSOCIATES, L.P.	746	11,002
UCA, LLC	48,834	488,340
UCA, LLC	8,223	113,424
UCA, LLC	12,744	230,266
UCA, LLC	3,384	73,268
UCA, LLC	27,491	274,911
USAC	3,232	—
VALLEY VIDEO, INC.	50	1,669
VAN BUREN COUNTY CABLEVISION, INC.	451	10,638
WARRICK CABLEVISION, INC.	11,066	184,428

ADELPHIA COMMUNICATIONS CORPORATION, et al.
(DEBTORS-IN-POSSESSION)
BANKRUPTCY COURT REPORTING SCHEDULES

                                                                             Schedule III                                                         Page 9 of 9

Court Reporting schedules for Sales and Other Taxes Due and Gross Taxable Sales
for the Month Ended November 30, 2004

Taxing Jurisdiction	Sales and Other Taxes Due	Gross Taxable Sales
WELLSVILLE CABLEVISION, LLC	104	2,483
WEST BOCA ACQUISITION, L.P.	218,392	1,467,106
WEST BOCA ACQUISTION, L.P.	7,687	128,117
WILDERNESS CABLE COMPANY	11,954	199,233
YOUNG'S CABLE TV CORPORATION	714	12,073
YOUNG'S CABLE TV CORPORATION	29,190	486,495

	$6,665,199	$82,147,403

Note (A): The 911 surcharge is based upon the number of phone lines and not as a function of gross taxable sales.

ADELPHIA COMMUNICATIONS CORPORATION, et al.
(DEBTORS-IN-POSSESSION)
BANKRUPTCY COURT REPORTING SCHEDULES

                                                                             Schedule IV                                                         Page 1 of 5

Court Reporting schedules for Real Estate and Personal Property Taxes Paid for the Month Ended November 30, 2004

Payee	Amount Paid	Check Date
ALACHUA COUNTY	$2,678	11/23/04
ASCOM HASLER/GE CAP PROG	46	11/27/04
ATHENS COUNTY TREASURER	43,088	11/23/04
BAILEYVILLE TOWN	4,656	11/23/04
BALDWIN TOWN	2,269	11/04/04
BARTOW COUNTY	123	11/04/04
BETHEL TOWN	4,825	11/10/04
BLACKBURN CENTER, LLC	433	11/27/04
BOYLE COUNTY FISCAL COURT	1,180	11/23/04
BRECKENRIDGE COUNTY SHERIFF	89	11/23/04
BREVARD COUNTY	—	11/30/04
BRIDGTON TOWN	227	11/04/04
BRIDGTON TOWN	33,169	11/10/04
BROOKFIELD TOWN	416	11/04/04
BROWARD COUNTY BOARD OF COUNTY	235,900	11/24/04
BURLINGTON CITY	19,117	11/08/04
CAL & JOANNE FAMILY LTD PRTNRSP	200	11/23/04
CAMDEN TOWN	5,214	11/10/04
CITY OF LEBANON	—	11/30/04
CITY OF LYNCHBURG	1,977	11/11/04
CITY OF MONTPELIER	11,370	11/10/04
CITY OF NEWPORT	15,479	11/04/04
CITY OF SOUTH BURLINGTON	35,747	11/10/04
CLAREMONT	—	11/30/04
COLLIER COUNTY TAX COLLECTOR	5,649	11/19/04
COUNTY OF CITRUS	85,326	11/17/04
COUNTY OF CITRUS	8,957	11/18/04
COUNTY OF CITRUS	8,185	11/22/04
COUNTY OF CITRUS	1,415	11/23/04
COUNTY OF HILLSBOROUGH	86,044	11/23/04
COUNTY OF OSCEOLA	—	11/30/04
COUNTY OF PULASKI	—	11/10/04
COUNTY OF WISE	13,613	11/10/04
DADE COUNTY TAX COLLECTOR	768,099	11/22/04
DE LAGE LANDEN FINANCIAL SERV	144	11/09/04
DORIS LAWTON	936	11/12/04
DORIS LAWTON	170	11/27/04
DOUG BELDON, TAX COLLECTOR	386	11/19/04
EARL WOOD TAX COLLECTOR	627	11/19/04
EASTLAKE COMMERCIAL	58	11/23/04

ADELPHIA COMMUNICATIONS CORPORATION, et al.
(DEBTORS-IN-POSSESSION)
BANKRUPTCY COURT REPORTING SCHEDULES

                                                                             Schedule IV                                                         Page 2 of 5

Court Reporting schedules for Real Estate and Personal Property Taxes Paid for the Month Ended November 30, 2004

Payee	Amount Paid	Check Date
EDGECOMB TOWN TAX COLLECTOR	158	11/23/04
FAIR HAVEN TOWN TREASURER	3,430	11/08/04
FAIRFIELD COUNTY TREASURER	13,473	11/11/04
FLING A. TRAYLOR	19,840	11/08/04
FORSYTH COUNTY TAX COLLECTOR	137	11/10/04
FREDERICKSBURG CITY TREASURER	135	11/04/04
FRENCHBURG CITY TAX	201	11/08/04
FROSTBURG CITY TAX	10,359	11/22/04
GE CAPITAL FLEET SERVICES	6,076	11/10/04
GE CAPITAL FLEET SERVICES	338	11/12/04
GE CAPITAL FLEET SERVICES	75	11/16/04
GILMER COUNTY SHERIFF	847	11/22/04
GLADES COUNTY	34,622	11/22/04
GLENN FALLS CITY TREASURER	4,461	11/04/04
GLYNN COUNTY TAX COMMISSIONER	3,000	11/12/04
GWINNETT COUNTY	84,014	11/10/04
HALIFAX TOWN TREASURER	11,600	11/17/04
HALL COUNTY TAX COMMISSIONER	—	11/30/04
HANCOCK TOWN	3,198	11/04/04
HANCOCK TOWN TAX TREASURER	2,939	11/23/04
HARRISON COUNTY	533	11/10/04
HENDRY COUNTY	12,572	11/23/04
HONORABLE CELESTE SMITH	4,087	11/24/04
IOS CAPITAL	390	11/11/04
JAMES S. HENDERSON	919	11/18/04
JEFFERSON COUNTY TREASURER	25,770	11/04/04
KIR TEMECULA L.P.	105	11/24/04
LARRY C O'STEEN	—	11/22/04
LARRY C O'STEEN	3,229	11/23/04
LARRY C O'STEEN	243,356	11/24/04
LARRY SCHREDER	991	11/12/04
LEE COUNTY TAX COLLECTOR	2,400	11/19/04
LENOX TOWN TAX COLLECTOR	2,320	11/10/04
LINCOLN COUNTY TREASURER	1,413	11/22/04
LLB INVESTMENTS	5,021	11/09/04
LOS ANGELES COUNTY	2,336	11/22/04
LOS ANGELES COUNTY CA	20,623	11/10/04
LUFKIN WILLIAM L	469	11/10/04
MARINA LAKES GOLF COURSE	2,012	11/17/04
MARION COUNTY	15,556	11/23/04

ADELPHIA COMMUNICATIONS CORPORATION, et al.
(DEBTORS-IN-POSSESSION)
BANKRUPTCY COURT REPORTING SCHEDULES

                                                                             Schedule IV                                                         Page 3 of 5

Court Reporting schedules for Real Estate and Personal Property Taxes Paid for the Month Ended November 30, 2004

Payee	Amount Paid	Check Date
NASSAU COUNTY	—	11/30/04
NEWPORT TOWN	3,602	11/10/04
NIAGARA FALLS SCHOOL DISTRICT	2,565	11/23/04
OCONEE COUNTY	2,250	11/04/04
OKEECHOBEE COUNTY TAX COLLECTOR	53,240	11/23/04
ORANGE COUNTY	2,660	11/12/04
ORANGE COUNTY	—	11/23/04
ORANGE COUNTY	283,200	11/24/04
ORLEANS VILLAGE TREASURER	5,125	11/04/04
OSSIPEE TAX DEPARTMENT	—	11/30/04
PAGE COUNTY	—	11/30/04
PALM BEACH COUNTY TAX COLLECTOR	1,508	11/19/04
PALM BEACH COUNTY TAX COLLECTOR	—	11/22/04
PALM BEACH COUNTY TAX COLLECTOR	2,806,343	11/24/04
PARK CENTRE DEVELOPMENT, INC.	19	11/30/04
PITNEY BOWES CREDIT CORPORATION	220	11/04/04
PITNEY BOWES CREDIT CORPORATION	20	11/05/04
PITNEY BOWES CREDIT CORPORATION	61	11/08/04
POLK COUNTY TREASURE	13,625	11/23/04
RICHMOND TOWN	5,701	11/10/04
RITE AID CORORATION	252	11/23/04
ROCKPORT TOWN	6,335	11/11/04
SEANCONY, LP	635	11/22/04
SHAW INDUSTRIES, LLC	14,334	11/17/04
SMITHFIELD TOWN	2,853	11/23/04
SPENCER COUNTY	783	11/04/04
ST ALBANS TOWN	4,206	11/08/04
ST LUCIE COUNTY	594,027	11/23/04
STATE OF MARYLAND	300	11/15/04
STOKES COUNTY	105	11/23/04
TOWN OF ALNA	—	11/30/04
TOWN OF ASHLAND	5,204	11/23/04
TOWN OF BARTON	8,045	11/04/04
TOWN OF BENNINGTON	63,210	11/04/04
TOWN OF BENNINGTON	43,186	11/24/04
TOWN OF BERLIN	32,023	11/10/04
TOWN OF BERLIN	2,900	11/11/04
TOWN OF CANTON	12,324	11/04/04
TOWN OF CARVER	7,426	11/10/04

ADELPHIA COMMUNICATIONS CORPORATION, et al.
(DEBTORS-IN-POSSESSION)
BANKRUPTCY COURT REPORTING SCHEDULES

                                                                             Schedule IV                                                         Page 4 of 5

Court Reporting schedules for Real Estate and Personal Property Taxes Paid for the Month Ended November 30, 2004

Payee	Amount Paid	Check Date
TOWN OF CHARLOTTE	3,174	11/04/04
TOWN OF CHESHIRE	317	11/17/04
TOWN OF CHILMARK	544	11/10/04
TOWN OF COLCHESTER	39,170	11/10/04
TOWN OF FALMOUTH	—	11/30/04
TOWN OF HINESBURG	4,521	11/04/04
TOWN OF JERICHO	4,657	11/10/04
TOWN OF KINGFIELD TREASURER	—	11/30/04
TOWN OF KINGSTON	—	11/30/04
TOWN OF LINCOLN	19,452	11/04/04
TOWN OF LIVERMORE	6,569	11/04/04
TOWN OF LONDONDERRY	—	11/30/04
TOWN OF LUDLOW	27,384	11/10/04
TOWN OF MIDDLEBURY	3,231	11/08/04
TOWN OF MIDDLESEX	2,269	11/04/04
TOWN OF MIDDLESEX	677	11/24/04
TOWN OF MORRISTOWN	2,614	11/04/04
TOWN OF NEW VINEYARD	363	11/23/04
TOWN OF OWL'S HEAD	741	11/12/04
TOWN OF PITTSFORD	3,382	11/08/04
TOWN OF POWNAL	12,193	11/04/04
TOWN OF PUTNEY	3,430	11/08/04
TOWN OF ROCKINGHAM	2,233	11/08/04
TOWN OF RUMNEY	—	11/30/04
TOWN OF SHAFTSBURY	6,971	11/04/04
TOWN OF TEMPLE	—	11/30/04
TOWN OF WALES, MAINE	1,125	11/23/04
TOWN OF WARREN	11,087	11/04/04
TOWN OF WATERBURY	1,430	11/08/04
TOWN OF WATERFORD TAX COLLECTOR	—	11/30/04
TOWN OF WEATHERSFIELD	758	11/08/04
TOWN OF WELD	2,699	11/17/04
TOWN OF WHITEFIELD	—	11/30/04
TOWN OF WILLISTON	21,637	11/08/04
TREASURER, TOWN OF EAST	3,485	11/04/04
TSC, LC	435	11/22/04
UNION COUNTY SHERIFF TREASURER	622	11/24/04
UNION TOWN	7,452	11/04/04
UNITY TOWN TREASURER	2,642	11/23/04
VILLAGE OF NORTH BENNINGTON	8,131	11/04/04

ADELPHIA COMMUNICATIONS CORPORATION, et al.
(DEBTORS-IN-POSSESSION)
BANKRUPTCY COURT REPORTING SCHEDULES

                                                                             Schedule IV                                                         Page 5 of 5

Court Reporting schedules for Real Estate and Personal Property Taxes Paid for the Month Ended November 30, 2004

Payee	Amount Paid	Check Date
VILLAGE OF NORTH BENNINGTON	3,264	11/24/04
VILLAGE OF OLD BENNINGTON	268	11/24/04
WALDOBORO TOWN	4,911	11/04/04
WARRICK COUNTY TREASURER	29,599	11/08/04
WASHINGTON COUNTY	8,066	11/23/04
WEST RUTLAND TOWN	2,676	11/08/04
WINDSOR TOWN	1,613	11/23/04
WISCASSET TOWN	3,677	11/23/04
WOLCOTT TOWN	460	11/08/04
YADKIN COUNTY	—	11/30/04

Total	$6,179,033

ADELPHIA COMMUNICATIONS CORPORATION, et al.
(DEBTORS-IN-POSSESSION)
BANKRUPTCY COURT REPORTING SCHEDULES

                                                                             Schedule V                                                         Page 1 of 5

Court Reporting schedules for Sales and Other Taxes Paid
for the Month Ended November 30, 2004

Taxing Jurisdiction	Tax Type	Amount Paid	Date Paid
FLAMINGO PARK OF COM	Telecommunications Tax	$35	11/03/04
BOARD OF EQUALIZATION	Gross Receipts Tax	178	11/04/04
CALIFORNIA HIGH COST FUND — A	Gross Receipts Tax	35	11/08/04
UNIVERSAL LIFETIME TELEPHONE SE	Gross Receipts Tax	236	11/08/04
CALIFORNIA HIGH COST FUND-B	Sales Tax	473	11/08/04
CALIFORNIA TELECONNECT FUND	Sales Tax	33	11/08/04
DEAF TRUST	Sales Tax	63	11/08/04
STATE OF NEW HAMPSHIRE	Utility Tax	95,054	11/08/04
INTERNAL REVENUE SERVICE	Federal Excise Tax	41,558	11/10/04
PUBLIC UTILITY COMMISSION OF	Gross Receipts Tax	10	11/10/04
ARIZONA DEPARTMENT OF REVENUE	Sales Tax	23	11/10/04
OKLAHOMA TAX COMMISSION	Sales Tax	507	11/10/04
STATE TAX DEPARTMENT	Sales Tax	36,668	11/10/04
CITY OF BALDWIN PARK	Utility Tax	5,268	11/10/04
CITY OF BEAUMONT	Utility Tax	3,160	11/10/04
CITY OF BRAWLEY	Utility Tax	8,420	11/10/04
CITY OF FONTANA	Utility Tax	2,185	11/10/04
CITY OF HERMOSA BEACH	Utility Tax	20,253	11/10/04
CITY OF HOLTVILLE	Utility Tax	2,047	11/10/04
CITY OF LA HABRA	Utility Tax	26,381	11/10/04
CITY OF MORENO VALLEY	Utility Tax	64,600	11/10/04
CITY OF PICO RIVERA	Utility Tax	12,154	11/10/04
CITY OF PLACENTIA	Utility Tax	15,542	11/10/04
CITY OF PORT HUENEME	Utility Tax	10,678	11/10/04
CITY OF RIALTO	Utility Tax	42,581	11/10/04
CITY OF SAN BERNARDINO	Utility Tax	63,770	11/10/04
CITY OF SANTA MONICA	Utility Tax	387	11/10/04
BOARD OF EQUALIZATION	Sales Tax	32	11/11/04
CITY OF COLORADO SPRINGS	Sales Tax	155	11/11/04
COLORADO DEPARTMENT OF REVENUE	Sales Tax	953	11/11/04
COMMONWEALTH OF MASS	Sales Tax	6,949	11/11/04
IDAHO STATE TAX COMMISSION	Sales Tax	4,171	11/11/04
INDIANA DEPT OF REVENUE	Sales Tax	66	11/11/04
NORTH CAROLINA DEPT OF REVENUE	Sales Tax	16,301	11/11/04
STATE TAX DEPARTMENT	Sales Tax	87,990	11/11/04
TREASURER STATE OF OHIO	Sales Tax	25,029	11/11/04
(blank)	Sales Tax	278	11/11/04
CITY OF REDONDO BEACH CA	Utility Tax	43,386	11/11/04
CITY OF SAN BUENAVENTURA	Utility Tax	34,622	11/11/04

ADELPHIA COMMUNICATIONS CORPORATION, et al.
(DEBTORS-IN-POSSESSION)
BANKRUPTCY COURT REPORTING SCHEDULES

                                                                             Schedule V                                                         Page 2 of 5

Court Reporting schedules for Sales and Other Taxes Paid
for the Month Ended November 30, 2004

Taxing Jurisdiction	Tax Type	Amount Paid	Date Paid
CITY OF SANTA MONICA	Utility Tax	151,306	11/11/04
CITY OF WINCHESTER	Utility Tax	15,894	11/11/04
PETERSBURG CITY O(T)	Utility Tax	24,612	11/11/04
TOWN OF MT CRESTED BUTTE	Utility Tax	1,415	11/11/04
TOWN OF SOUTH BOSTON	Utility Tax	4,355	11/11/04
CITY OF PULLMAN	Gross Receipts Tax	17	11/12/04
CITY OF RIVERSIDE	Gross Receipts Tax	6	11/12/04
STATE OF NEW HAMPSHIRE	Gross Receipts Tax	1,424	11/12/04
FLORIDA DEPT OF REVENUE	Sales Tax	13,915	11/12/04
INDIANA DEPT OF REVENUE	Sales Tax	1,742	11/12/04
MISSISSIPPI STATE TAX COMMISSIO	Sales Tax	41,044	11/12/04
ASHLAND INDEPENDENT BOARD OF	Utility Tax	10,371	11/12/04
BATH COUNTY SCHOOL D	Utility Tax	1,220	11/12/04
BEREA INDEPENDENT SCHOOL DIST	Utility Tax	2,388	11/12/04
BOURBON COUNTY SCHOOL	Utility Tax	593	11/12/04
BOYD COUNTY SCHOOL D	Utility Tax	2,831	11/12/04
BOYLE COUNTY SCHOOL DISTRICT	Utility Tax	1,581	11/12/04
BREATHITT COUNTY SCH	Utility Tax	1,078	11/12/04
BRECKINRIDGE COUNTY BOARD OF	Utility Tax	720	11/12/04
BURGIN EDUCATION BO	Utility Tax	329	11/12/04
BUTLER COUNTY SCHOOL DISTRICT	Utility Tax	54	11/12/04
CARTER COUNTY SCHOOL	Utility Tax	1,674	11/12/04
CLOVERPORT BOARD OF EDUCATION	Utility Tax	256	11/12/04
DANVILLE INDEPENDENT SCHOOL DIS	Utility Tax	4,687	11/12/04
DAVIESS CO BOARD OF EDUCATION	Utility Tax	16,588	11/12/04
ELLIOTT COUNTY SCHOO	Utility Tax	255	11/12/04
FRANKLIN COUNTY SCHOOL DISTRICT	Utility Tax	104	11/12/04
GARRARD COUNTY SCHOOL DISTRICT	Utility Tax	976	11/12/04
HANCOCK COUNTY BOARD OF	Utility Tax	769	11/12/04
HARLAN COUNTY SCHOOL	Utility Tax	232	11/12/04
HARRISON COUNTY SCHOOL DISTRICT	Utility Tax	2,628	11/12/04
HARRODSBURG BOARD OF EDUCATION	Utility Tax	2,680	11/12/04
HENDERSON CO BOARD OF EDUCATION	Utility Tax	2,369	11/12/04
JACKSON INDEPENDENT SCHOOLS	Utility Tax	504	11/12/04
JESSAMINE COUNTY BOARD OF EDUCA	Utility Tax	7,668	11/12/04
LAUREL COUNTY SCHOOL	Utility Tax	11,634	11/12/04
LEE COUNTY SCHOOL DI	Utility Tax	1,095	11/12/04
LESLIE COUNTY SCHOOL	Utility Tax	1,006	11/12/04
LETCHER COUNTY BOARD OF EDUCATI	Utility Tax	781	11/12/04
LEWIS COUNTY BOARD OF	Utility Tax	932	11/12/04

ADELPHIA COMMUNICATIONS CORPORATION, et al.
(DEBTORS-IN-POSSESSION)
BANKRUPTCY COURT REPORTING SCHEDULES

                                                                             Schedule V                                                         Page 3 of 5

Court Reporting schedules for Sales and Other Taxes Paid
for the Month Ended November 30, 2004

Taxing Jurisdiction	Tax Type	Amount Paid	Date Paid
LEWIS COUNTY SCHOOL	Utility Tax	290	11/12/04
LINCOLN COUNTY BOARD OF EDUCATI	Utility Tax	1,308	11/12/04
LOGAN COUNTY SCHOOL DISTRICT	Utility Tax	41	11/12/04
STATE OF NEW HAMPSHIRE	Utility Tax	24,804	11/12/04
ALABAMA DEPARTMENT OF REVENUE	Gross Receipts Tax	237	11/15/04
BOARD OF EQUALIZATION	Gross Receipts Tax	157	11/15/04
BOYD COUNTY SCHOOL D	Gross Receipts Tax	10	11/15/04
CITY OF ARCADIA	Gross Receipts Tax	10	11/15/04
CITY OF BRAWLEY	Gross Receipts Tax	6	11/15/04
CITY OF CULVER CITY	Gross Receipts Tax	9	11/15/04
CITY OF LA HABRA	Gross Receipts Tax	28	11/15/04
CITY OF LOS ANGELES	Gross Receipts Tax	606	11/15/04
CITY OF MORENO VALLEY	Gross Receipts Tax	32	11/15/04
CITY OF PASADENA	Gross Receipts Tax	5	11/15/04
CITY OF PICO RIVERA	Gross Receipts Tax	6	11/15/04
CITY OF PLACENTIA	Gross Receipts Tax	8	11/15/04
CITY OF REDONDO BEACH	Gross Receipts Tax	67	11/15/04
CITY OF SAN BERNARDINO	Gross Receipts Tax	10	11/15/04
CITY OF SANTA ANA	Gross Receipts Tax	13	11/15/04
CITY OF SEAL BEACH	Gross Receipts Tax	19	11/15/04
CITY OF SIERRA MADRE	Gross Receipts Tax	7	11/15/04
CITY OF VENTURA	Gross Receipts Tax	10	11/15/04
CITY OF WHITTIER	Gross Receipts Tax	11	11/15/04
DAVIESS CO BOARD OF EDUCATION	Gross Receipts Tax	11	11/15/04
IDAHO UNIVERSAL SERV	Gross Receipts Tax	22	11/15/04
MADISON COUNTY SCHOOL DISTRICT	Gross Receipts Tax	24	11/15/04
NECA VUSF	Gross Receipts Tax	215	11/15/04
MAINE REVENUE SERVICES	Sales Tax	5,928	11/15/04
TREASURER STATE OF OHIO	Sales Tax	3,721	11/15/04
CITY OF CHARLOTTSVILLE	Utility Tax	54,008	11/15/04
CITY OF WAYNESBORO	Utility Tax	27,609	11/15/04
COUNTY OF MONTGOMERY	Utility Tax	8,024	11/15/04
MADISON COUNTY SCHOOL DISTRICT	Utility Tax	18,987	11/15/04
MARION COUNTY SCHOOL	Utility Tax	2,707	11/15/04
MCLEAN COUNTY SCHOOL DISTRICT	Utility Tax	764	11/15/04
MENIFEE COUNTY SCHOO	Utility Tax	445	11/15/04
MERCER COUNTY SCHOOL DISTRICT	Utility Tax	1,804	11/15/04
MORGAN COUNTY SCHOOL	Utility Tax	1,064	11/15/04
NELSON COUNTY BOARD OF EDUCATIO	Utility Tax	1,350	11/15/04
NICHOLAS COUNTY SCHO	Utility Tax	677	11/15/04

ADELPHIA COMMUNICATIONS CORPORATION, et al.
(DEBTORS-IN-POSSESSION)
BANKRUPTCY COURT REPORTING SCHEDULES

                                                                             Schedule V                                                         Page 4 of 5

Court Reporting schedules for Sales and Other Taxes Paid
for the Month Ended November 30, 2004

Taxing Jurisdiction	Tax Type	Amount Paid	Date Paid
OHIO COUNTY SCHOOL DISTRICT	Utility Tax	18	11/15/04
OWENSBORO BOARD OF EDUCATION	Utility Tax	11,492	11/15/04
OWSLEY COUNTY BOARD OF EDUCATIO	Utility Tax	379	11/15/04
PARIS INDEPENDENT SCHOOLS	Utility Tax	2,976	11/15/04
PERRY COUNTY SCHOOL	Utility Tax	283	11/15/04
POWELL COUNTY SCHOOL	Utility Tax	1,911	11/15/04
ROCKCASTLE COUNTY SCHOOL	Utility Tax	920	11/15/04
RUSSELL INDEPENDENT	Utility Tax	6,224	11/15/04
SCOTT COUNTY SCHOOL	Utility Tax	7,802	11/15/04
TOWN OF BLACKSBURG	Utility Tax	13,390	11/15/04
UNION COUNTY SCHOOL DISTRICT	Utility Tax	2,970	11/15/04
WASHINGTON COUNTY BOARD OF EDU	Utility Tax	920	11/15/04
WEBSTER COUNTY BOARD OF	Utility Tax	719	11/15/04
WOLFE COUNTY SCHOOL	Utility Tax	585	11/15/04
WOODFORD COUNTY BOARD OF ED	Utility Tax	4,787	11/15/04
GEORGIA DEPARTMENT OF REVENUE	Sales Tax	104	11/16/04
NYS SALES TAX PROCESSING	Sales Tax	5,670	11/16/04
PA DEPT. OF REVENUE	Sales Tax	15,603	11/16/04
VIRGINIA DEPARTMENT OF TAXATION	Sales Tax	6,648	11/16/04
CITY OF SANTA MONICA	Gross Receipts Tax	166	11/17/04
VIRGINIA DEPARTMENT OF TAXATION	Sales Tax	5,129	11/17/04
WASHINGTON DEPT OF REVENUE	Sales Tax	3,849	11/17/04
TOWN OF ALBION	Utility Tax	353	11/17/04
COLORADO DEPT OF REVENUE	Sales Tax	3,109	11/19/04
COMPTROLLER OF MD	Sales Tax	13,961	11/19/04
CONNECTICUT DEPT OF REVENUE	Sales Tax	354,960	11/19/04
KENTUCKY REVENUE CABINET	Sales Tax	2,076	11/19/04
MASS DEPT OF REVENUE	Sales Tax	491	11/19/04
PA DEPARTMENT OF REVENUE	Sales Tax	188,522	11/19/04
SOUTH CAROLINA DEPARTMENT OF	Sales Tax	52,022	11/19/04
WEST VIRGINIA STATE TAX DEPT	Sales Tax	152,786	11/19/04
FLORIDA DEPT OF REVENUE	Gross Receipts Tax	55,123	11/22/04
FLORIDA DEPT OF REVENUE	Sales Tax	81,615	11/22/04
GEORGIA DEPARTMENT OF REVENUE	Sales Tax	19,018	11/22/04
INDIANA DEPT OF REVENUE	Sales Tax	28,128	11/22/04
NEW JERSEY SALES TAX	Sales Tax	509	11/22/04
TENNESSEE DEPT OF REVENUE	Sales Tax	61,817	11/22/04
VERMONT DEPT OF TAXES	Sales Tax	337,148	11/22/04
FLORIDA DEPT OF REVENUE	Telecommunications Tax	3,233,158	11/22/04
PUBLIC SERVICE COMMISSION	Gross Receipts Tax	226	11/24/04

ADELPHIA COMMUNICATIONS CORPORATION, et al.
(DEBTORS-IN-POSSESSION)
BANKRUPTCY COURT REPORTING SCHEDULES

                                                                             Schedule V                                                         Page 5 of 5

Court Reporting schedules for Sales and Other Taxes Paid
for the Month Ended November 30, 2004

Taxing Jurisdiction	Tax Type	Amount Paid	Date Paid
BOARD OF EQUALIZATION	Sales Tax	767	11/24/04
KANSAS DEPT OF REVENUE	Sales Tax	17,148	11/24/04
TREASURER — STATE OF OHIO	Sales Tax	41,492	11/26/04
TREASURER OF STATE OF OHIO	Sales Tax	88,692	11/26/04

Total		$5,986,684

ADELPHIA COMMUNICATIONS CORPORATION, et al.
(DEBTORS-IN-POSSESSION)
BANKRUPTCY COURT REPORTING SCHEDULES

                                                                             Schedule VI                                                         Page 1 of 6

Court Reporting schedules for Cash Disbursements
for the Month Ended November 30, 2004

LEGAL ENTITY	Account Number	Case Number	Disbursements
ACC CABLE COMMUNICATIONS FL-VA, LLC	081-02-41904	02-41904	$4,953,361
ACC CABLE HOLDINGS VA, INC.	081-02-41905	02-41905	—
ACC HOLDINGS II, LLC	081-02-41955	02-41955	—
ACC INVESTMENT HOLDINGS, INC.	081-02-41957	02-41957	—
ACC OPERATIONS, INC.	081-02-41956	02-41956	539,128
ACC TELECOMMUNICATIONS HOLDINGS LLC	081-02-41864	02-41864	—
ACC TELECOMMUNICATIONS LLC	081-02-41863	02-41863	417,155
ACC TELECOMMUNICATIONS OF VIRGINIA LLC	081-02-41862	02-41862	—
ACC-AMN HOLDINGS, LLC	081-02-41861	02-41861	—
ADELPHIA ACQUISITION SUBSIDIARY, INC.	081-02-41860	02-41860	—
ADELPHIA ARIZONA, INC.	081-02-41859	02-41859	—
ADELPHIA BLAIRSVILLE, LLC	081-02-41735	02-41735	—
ADELPHIA CABLE PARTNERS, LP	081-02-41902	02-41902	7,079,954
ADELPHIA CABLEVISION ASSOCIATES, LP	081-02-41913	02-41913	556,541
ADELPHIA CABLEVISION CORP.	081-02-41752	02-41752	933,879
ADELPHIA CABLEVISION OF BOCA RATON, LLC	081-02-41751	02-41751	1,429,787
ADELPHIA CABLEVISION OF FONTANA, LLC	081-02-41755	02-41755	—
ADELPHIA CABLEVISION OF INLAND EMPIRE, LLC	081-02-41754	02-41754	4,480,344
ADELPHIA CABLEVISION OF NEW YORK, INC.	081-02-41892	02-41892	2,758,611
ADELPHIA CABLEVISION OF NEWPORT BEACH, LLC	081-02-41947	02-41947	802,349
ADELPHIA CABLEVISION OF ORANGE COUNTY II, LLC	081-02-41781	02-41781	612,628
ADELPHIA CABLEVISION OF ORANGE COUNTY, LLC	081-02-41946	02-41946	574,439
ADELPHIA CABLEVISION OF SAN BERNANDINO, LLC	081-02-41753	02-41753	—
ADELPHIA CABLEVISION OF SANTA ANA, LLC	081-02-41831	02-41831	2,560,978
ADELPHIA CABLEVISION OF SEAL BEACH, LLC	081-02-41757	02-41757	237,397
ADELPHIA CABLEVISION OF SIMI VALLEY, LLC	081-02-41830	02-41830	873,359
ADELPHIA CABLEVISION OF THE KENNEBUNKS, LLC	081-02-41943	02-41943	304,184
ADELPHIA CABLEVISION OF WEST PALM BEACH III, LLC	081-02-41783	02-41783	265,038
ADELPHIA CABLEVISION OF WEST PALM BEACH IV, LLC	081-02-41766	02-41766	2,606,078
ADELPHIA CABLEVISION OF WEST PALM BEACH V, LLC	081-02-41764	02-41764	232,552
ADELPHIA CABLEVISION, LLC	081-02-41858	02-41858	67,504,556
ADELPHIA CALIFORNIA CABLEVISION, LLC	081-02-41942	02-41942	3,342,880
ADELPHIA CENTRAL PENNSYLVANIA, LLC	081-02-41950	02-41950	4,150,648
ADELPHIA CLEVELAND, LLC	081-02-41793	02-41793	16,106,059
ADELPHIA COMMUNICATIONS CORPORATION	081-02-41729	02-41729	34,167
ADELPHIA COMMUNICATIONS INTERNATIONAL, INC.	081-02-41857	02-41857	—
ADELPHIA COMMUNICATIONS OF CALIFORNIA II, LLC	081-02-41748	02-41748	2,755,803
ADELPHIA COMMUNICATIONS OF CALIFORNIA III, LLC	081-02-41817	02-41817	1,607,484
ADELPHIA COMMUNICATIONS OF CALIFORNIA, LLC	081-02-41749	02-41749	170,699
ADELPHIA COMPANY OF WESTERN CONNECTICUT	081-02-41801	02-41801	2,536,719
ADELPHIA GENERAL HOLDINGS III, LLC	081-02-41854	02-41854	—

ADELPHIA COMMUNICATIONS CORPORATION, et al.
(DEBTORS-IN-POSSESSION)
BANKRUPTCY COURT REPORTING SCHEDULES

                                                                             Schedule VI                                                         Page 2 of 6

Court Reporting schedules for Cash Disbursements
for the Month Ended November 30, 2004

LEGAL ENTITY	Account Number	Case Number	Disbursements
ADELPHIA GP HOLDINGS, LLC	081-02-41829	02-41829	—
ADELPHIA GS CABLE, LLC	081-02-41908	02-41908	2,538,894
ADELPHIA HARBOR CENTER HOLDINGS LLC	081-02-41853	02-41853	—
ADELPHIA HOLDINGS 2001, LLC	081-02-41926	02-41926	—
ADELPHIA INTERNATIONAL II, LLC	081-02-41856	02-41856	—
ADELPHIA INTERNATIONAL III, LLC	081-02-41855	02-41855	—
ADELPHIA MOBILE PHONES, INC.	081-02-41852	02-41852	—
ADELPHIA OF THE MIDWEST, INC.	081-02-41794	02-41794	—
ADELPHIA PINELLAS COUNTY, LLC	081-02-41944	02-41944	—
ADELPHIA PRESTIGE CABLEVISION, LLC	081-02-41795	02-41795	6,659,281
ADELPHIA TELECOMMUNICATIONS OF FLORIDA, INC.	081-02-41939	02-41939	67,811
ADELPHIA TELECOMMUNICATIONS, INC.	081-02-41851	02-41851	2,522,775
ADELPHIA WELLSVILLE, LLC	081-02-41850	02-41850	—
ADELPHIA WESTERN NEW YORK HOLDINGS, LLC	081-02-41849	02-41849	—
ARAHOVA COMMUNICATIONS, INC.	081-02-41815	02-41815	30,458
ARAHOVA HOLDINGS, LLC	081-02-41893	02-41893	—
BADGER HOLDING CORP	081-02-41792	02-41792	—
BETTER TV INC. OF BENNINGTON	081-02-41914	02-41914	432,331
BLACKSBURG/SALEM CABLEVISION, INC.	081-02-41759	02-41759	1,036,361
BRAZAS COMMUNICATIONS, INC.	081-02-41804	02-41804	—
BUENAVISION TELECOMMUNICATIONS, INC.	081-02-41938	02-41938	630,702
CABLE SENTRY CORPORATION	081-02-41894	02-41894	—
CALIFORNIA AD SALES, LLC	081-02-41945	02-41945	—
CCC-III, INC.	081-02-41867	02-41867	—
CCC-INDIANA, INC.	081-02-41937	02-41937	—
CCH INDIANA, LP	081-02-41935	02-41935	—
CDA CABLE, INC.	081-02-41879	02-41879	257,766
CENTURY ADVERTISING, INC.	081-02-41731	02-41731	—
CENTURY ALABAMA CORP	081-02-41889	02-41889	120,290
CENTURY ALABAMA HOLDING CORP	081-02-41891	02-41891	—
CENTURY AUSTRALIA COMMUNICATIONS CORP	081-02-41738	02-41738	—
CENTURY BERKSHIRE CABLE CORP	081-02-41762	02-41762	244,065
CENTURY CABLE HOLDING CORP	081-02-41814	02-41814	—
CENTURY CABLE HOLDINGS, LLC	081-02-41812	02-41812	17,236,660
CENTURY CABLE MANAGEMENT CORPORATION	081-02-41887	02-41887	239,168
CENTURY CABLE OF SOUTHERN CALIFORNIA	081-02-41745	02-41745	—
CENTURY CABLEVISION HOLDINGS, LLC	081-02-41936	02-41936	2,333,349
CENTURY CAROLINA CORP	081-02-41886	02-41886	653,599
CENTURY COLORADO SPRINGS CORP	081-02-41736	02-41736	138,831
CENTURY COLORADO SPRINGS PARTNERSHIP	081-02-41774	02-41774	6,313,328
CENTURY COMMUNICATIONS CORPORATION	081-02-12834	02-12834	1,622,378
CENTURY CULLMAN CORP	081-02-41888	02-41888	301,751
CENTURY ENTERPRISE CABLE CORP	081-02-41890	02-41890	365,723

ADELPHIA COMMUNICATIONS CORPORATION, et al.
(DEBTORS-IN-POSSESSION)
BANKRUPTCY COURT REPORTING SCHEDULES

                                                                             Schedule VI                                                         Page 3 of 6

Court Reporting schedules for Cash Disbursements
for the Month Ended November 30, 2004

LEGAL ENTITY	Account Number	Case Number	Disbursements
CENTURY EXCHANGE, LLC	081-02-41744	02-41744	—
CENTURY FEDERAL, INC.	081-02-41747	02-41747	—
CENTURY GRANITE CABLE TELEVISION CORP.	081-02-41779	02-41779	—
CENTURY HUNTINGTON COMPANY	081-02-41885	02-41885	2,217,855
CENTURY INDIANA CORP	081-02-41768	02-41768	—
CENTURY INVESTMENT HOLDING CORP	081-02-41740	02-41740	—
CENTURY INVESTORS, INC.	081-02-41733	02-41733	—
CENTURY ISLAND ASSOCIATES, INC.	081-02-41771	02-41771	31,818
CENTURY ISLAND CABLE TELEVISION CORP	081-02-41772	02-41772	—
CENTURY KANSAS CABLE TELEVISION CORP	081-02-41884	02-41884	199,266
CENTURY LYKENS CABLE CORP	081-02-41883	02-41883	379,971
CENTURY MENDOCINO CABLE TELEVISION, INC.	081-02-41780	02-41780	737,708
CENTURY MISSISSIPPI CORP	081-02-41882	02-41882	424,896
CENTURY MOUNTAIN CORP	081-02-41797	02-41797	184,800
CENTURY NEW MEXICO CABLE TELEVISION CORP.	081-02-41784	02-41784	127
CENTURY NORWICH CORP	081-02-41881	02-41881	812,786
CENTURY OHIO CABLE TELEVISION CORP	081-02-41811	02-41811	640,085
CENTURY OREGON CABLE CORP	081-02-41739	02-41739	—
CENTURY PACIFIC CABLE TV INC	081-02-41746	02-41746	—
CENTURY PROGRAMMING, INC.	081-02-41732	02-41732	—
CENTURY REALTY CORP.	081-02-41813	02-41813	—
CENTURY SHASTA CABLE TELEVISION CORP	081-02-41880	02-41880	—
CENTURY SOUTHWEST COLORADO CABLE TELEVISION CORP	081-02-41770	02-41770	—
CENTURY TRINIDAD CABLE TELEVISION CORP.	081-02-41790	02-41790	102,110
CENTURY VIRGINIA CORP	081-02-41796	02-41796	512,190
CENTURY VOICE AND DATA COMMUNICATIONS, INC.	081-02-41737	02-41737	—
CENTURY WARRICK CABLE CORP.	081-02-41763	02-41763	—
CENTURY WASHINGTON CABLE TELEVISION, INC.	081-02-41878	02-41878	—
CENTURY WYOMING CABLE TELEVISION CORP.	081-02-41789	02-41789	94,550
CENTURY-TCI CALIFORNIA COMMUNICATIONS, LP	081-02-41743	02-41743	430
CENTURY-TCI CALIFORNIA, LP	081-02-41741	02-41741	40,174,132
CENTURY-TCI HOLDINGS, LLC	081-02-41742	02-41742	—
CHELSEA COMMUNICATIONS, INC.	081-02-41923	02-41923	—
CHELSEA COMMUNICATIONS, LLC	081-02-41924	02-41924	14,123,703
CHESTNUT STREET SERVICES, LLC	081-02-41842	02-41842	—
CLEAR CABLEVISION, INC.	081-02-41756	02-41756	—
CMA CABLEVISION ASSOCIATES VII, LP	081-02-41808	02-41808	285,904
CMA CABLEVISION ASSOCIATES XI, LP	081-02-41807	02-41807	80,155
CORAL SECURITY, INC	081-02-41895	02-41895	—
COWLITZ CABLEVISION, INC.	081-02-41877	02-41877	647,914
CP-MDU I LLC	081-02-41940	02-41940	—
CP-MDU II LLC	081-02-41941	02-41941	—

ADELPHIA COMMUNICATIONS CORPORATION, et al.
(DEBTORS-IN-POSSESSION)
BANKRUPTCY COURT REPORTING SCHEDULES

                                                                             Schedule VI                                                         Page 4 of 6

Court Reporting schedules for Cash Disbursements
for the Month Ended November 30, 2004

LEGAL ENTITY	Account Number	Case Number	Disbursements
E & E CABLE SERVICE, INC.	081-02-41785	02-41785	—
EASTERN VIRGINIA CABLEVISION HOLDINGS, LLC	081-02-41799	02-41799	—
EASTERN VIRGINIA CABLEVISION, LP	081-02-41800	02-41800	352,672
EMPIRE SPORTS NETWORK, LP	081-02-41844	02-41844	358,430
FAE CABLE MANAGEMENT CORP	081-02-41734	02-41734	—
FOP INDIANA, LP	081-02-41816	02-41816	242,226
FRONTIERVISION ACCESS PARTNERS, LLC	081-02-41819	02-41819	2,016,273
FRONTIERVISION CABLE NEW ENGLAND, INC.	081-02-41822	02-41822	843,230
FRONTIERVISION CAPITAL CORPORATION	081-02-41820	02-41820	—
FRONTIERVISION HOLDINGS CAPITAL CORPORATION	081-02-41824	02-41824	—
FRONTIERVISION HOLDINGS CAPITAL II CORPORATION	081-02-41823	02-41823	—
FRONTIERVISION HOLDINGS, LLC	081-02-41827	02-41827	—
FRONTIERVISION HOLDINGS, LP	081-02-41826	02-41826	70
FRONTIERVISION OPERATING PARTNERS, LLC	081-02-41825	02-41825	—
FRONTIERVISION OPERATING PARTNERS, LP	081-02-41821	02-41821	24,469,397
FRONTIERVISION PARTNERS, LP	081-02-41828	02-41828	69
FT MYERS CABLEVISION, LLC	081-02-41948	02-41948	—
FT. MYERS ACQUISITION LIMITED PARTNERSHIP	081-02-41949	02-41949	—
GENESIS CABLE COMMUNICATIONS SUBSIDIARY, LLC	081-02-41903	02-41903	—
GLOBAL ACQUISITION PARTNERS, LP	081-02-41933	02-41933	1,419,778
GLOBAL CABLEVISION II, LLC	081-02-41934	02-41934	—
GRAFTON CABLE COMPANY	081-02-41788	02-41788	—
GS CABLE, LLC	081-02-41907	02-41907	2,432,517
GS TELECOMMUNICATIONS LLC	081-02-41906	02-41906	—
HARRON CABLEVISION OF NEW HAMPSHIRE, INC.	081-02-41750	02-41750	1,893,954
HUNTINGTON CATV, INC.	081-02-41765	02-41765	—
IMPERIAL VALLEY CABLEVISION, INC.	081-02-41876	02-41876	1,010,802
KALAMAZOO COUNTY CABLEVISION, INC.	081-02-41922	02-41922	—
KEY BISCAYNE CABLEVISION	081-02-41898	02-41898	159,335
KOOTENAI CABLE, INC.	081-02-41875	02-41875	1,160,599
LAKE CHAMPLAIN CABLE TELEVISION CORPORATION	081-02-41911	02-41911	264,597
LEADERSHIP ACQUISITION LIMITED PARTNERSHIP	081-02-41931	02-41931	—
LOUISA CABLEVISION, INC.	081-02-41760	02-41760	17,346
MANCHESTER CABLEVISION, INC.	081-02-41758	02-41758	—
MARTHA'S VINEYARD CABLEVISION, LP	081-02-41805	02-41805	246,256
MERCURY COMMUNICATIONS, INC.	081-02-41840	02-41840	57,210
MICKELSON MEDIA OF FLORIDA, INC.	081-02-41874	02-41874	335,338
MICKELSON MEDIA, INC.	081-02-41782	02-41782	125,190
MONTGOMERY CABLEVISION, INC.	081-02-41848	02-41848	—
MONUMENT COLORADO CABLEVISION, INC.	081-02-41932	02-41932	136,353
MOUNTAIN CABLE COMMUNICATIONS CORPORATION	081-02-41916	02-41916	1,356
MOUNTAIN CABLE COMPANY, LP	081-02-41909	02-41909	4,283,844

ADELPHIA COMMUNICATIONS CORPORATION, et al.
(DEBTORS-IN-POSSESSION)
BANKRUPTCY COURT REPORTING SCHEDULES

                                                                             Schedule VI                                                         Page 5 of 6

Court Reporting schedules for Cash Disbursements
for the Month Ended November 30, 2004

LEGAL ENTITY	Account Number	Case Number	Disbursements
MT. LEBANON CABLEVISION, INC	081-02-41920	02-41920	—
MULTI-CHANNEL TV CABLE COMPANY	081-02-41921	02-41921	507,622
NATIONAL CABLE ACQUISITION ASSOCIATES, LP	081-02-41952	02-41952	3,317,205
OLYMPUS CABLE HOLDINGS, LLC	081-02-41925	02-41925	19,807,395
OLYMPUS CAPITAL CORPORATION	081-02-41930	02-41930	—
OLYMPUS COMMUNICATIONS HOLDINGS, LLC	081-02-41953	02-41953	—
OLYMPUS COMMUNICATIONS, LP	081-02-41954	02-41954	48
OLYMPUS SUBSIDIARY, LLC	081-02-41928	02-41928	—
OWENSBORO INDIANA, LP	081-02-41773	02-41773	—
OWENSBORO ON THE AIR, INC.	081-02-41777	02-41777	—
OWENSBORO-BRUNSWICK, INC.	081-02-41730	02-41730	3,763,648
PAGE TIME, INC.	081-02-41839	02-41839	1,363
PARAGON CABLE TELEVISION, INC.	081-02-41778	02-41778	—
PARAGON CABLEVISION CONSTRUCTION CORPORATION	081-02-41775	02-41775	—
PARAGON CABLEVISION MANAGEMENT CORPORATION	081-02-41776	02-41776	—
PARNASSOS COMMUNICATIONS, LP	081-02-41846	02-41846	214,192
PARNASSOS HOLDINGS, LLC	081-02-41845	02-41845	—
PARNASSOS, LP	081-02-41843	02-41843	17,001,641
PERICLES COMMUNICATIONS CORPORATION	081-02-41919	02-41919	81
PULLMAN TV CABLE CO., INC.	081-02-41873	02-41873	472,946
RENTAVISION OF BRUNSWICK, INC.	081-02-41872	02-41872	234,293
RICHMOND CABLE TELEVISION CORPORATION	081-02-41912	02-41912	93,783
RIGPAL COMMUNICATIONS, INC.	081-02-41917	02-41917	—
ROBINSON/PLUM CABLEVISION, LP	081-02-41927	02-41927	583,171
S/T CABLE CORPORATION	081-02-41791	02-41791	—
SABRES, INC.	081-02-41838	02-41838	—
SCRANTON CABLEVISION, INC.	081-02-41761	02-41761	1,831,449
SENTINEL COMMUNICATIONS OF MUNCIE, INDIANA, INC.	081-02-41767	02-41767	—
SOUTHEAST FLORIDA CABLE, INC.	081-02-41900	02-41900	16,843,634
SOUTHWEST COLORADO CABLE INC.	081-02-41769	02-41769	140,093
SOUTHWEST VIRGINIA CABLE, INC.	081-02-41833	02-41833	767,516
STAR CABLE INC.	081-02-41787	02-41787	—
STARPOINT, LIMITED PARTNERSHIP	081-02-41897	02-41897	1,000,492
SVHH CABLE ACQUISITION, LP	081-02-41836	02-41836	1,005,871
SVHH HOLDINGS, LLC	081-02-41837	02-41837	—
TELE-MEDIA COMPANY OF HOPEWELL-PRINCE GEORGE	081-02-41798	02-41798	180,049
TELE-MEDIA COMPANY OF TRI-STATES, LP	081-02-41809	02-41809	—
TELE-MEDIA INVESTMENT PARTNERSHIP, LP	081-02-41951	02-41951	1,795,083
TELESAT ACQUISITION LIMITED PARTNERSHIP	081-02-41929	02-41929	—
TELESAT ACQUISITION, LLC	081-02-41871	02-41871	3,108,081
THE GOLF CLUB AT WENDING CREEK FARMS, LLC	081-02-41841	02-41841	—
THE MAIN INTERNETWORKS, INC.	081-02-41818	02-41818	9

ADELPHIA COMMUNICATIONS CORPORATION, et al.
(DEBTORS-IN-POSSESSION)
BANKRUPTCY COURT REPORTING SCHEDULES

                                                                             Schedule VI                                                         Page 6 of 6

Court Reporting schedules for Cash Disbursements
for the Month Ended November 30, 2004

LEGAL ENTITY	Account Number	Case Number	Disbursements
THE WESTOVER TV CABLE CO., INC.	081-02-41786	02-41786	—
THREE RIVERS CABLE ASSOCIATES, LP	081-02-41910	02-41910	1,106,602
TIMOTHEOS COMMUNICATIONS, LP	081-02-41901	02-41901	—
TMC HOLDINGS CORPORATION	081-02-41803	02-41803	—
TMC HOLDINGS, LLC	081-02-41802	02-41802	—
TRI-STATES, LLC	081-02-41810	02-41810	—
UCA LLC	081-02-41834	02-41834	10,377,591
UPPER ST. CLAIR CABLEVISION INC	081-02-41918	02-41918	—
US TELE-MEDIA INVESTMENT COMPANY	081-02-41835	02-41835	—
VALLEY VIDEO, INC.	081-02-41870	02-41870	102,893
VAN BUREN COUNTY CABLEVISION, INC.	081-02-41832	02-41832	160,075
WARRICK CABLEVISION, INC	081-02-41866	02-41866	—
WARRICK INDIANA, LP	081-02-41865	02-41865	253,050
WELLSVILLE CABLEVISION, LLC	081-02-41806	02-41806	381,838
WEST BOCA ACQUISITION LIMITED PARTNERSHIP	081-02-41899	02-41899	2,075,981
WESTERN NY CABLEVSION, LP	081-02-41847	02-41847	—
WESTVIEW SECURITY, INC	081-02-41896	02-41896	—
WILDERNESS CABLE COMPANY	081-02-41869	02-41869	111,658
YOUNG'S CABLE TV CORP	081-02-41915	02-41915	316,782
YUMA CABLEVISION, INC.	081-02-41868	02-41868	1,069,088

Total			$366,274,763

ADELPHIA COMMUNICATIONS CORPORATION, et al.
(DEBTORS-IN-POSSESSION)
BANKRUPTCY COURT REPORTING SCHEDULES

                                                                             Schedule VII                                                         Page 1 of 2

Court Reporting schedules for Insurance Coverage

Coverage **	Company	Policy No.	Term

Commercial Property	Lexington, C N A, RSUI	7474233; 1098648388; 335349	05/16/04 – 05/16/05

Commercial General Liability	AIG (American Home Assurance Co)	4806343, 4806117, 4806148	12/15/03 – 05/16/05

Commercial Automobile Liability	AIG (American Home Assurance Co)	MA – 5189088 VA – 5189089	05/16/04 – 05/16/05
TX – 5189090
All other states – 5189087

Excess Automobile Liability	AIG (Lexington)	All States – 4261364	05/16/04 – 05/16/05

Worker's Compensation	AIG (New Hampshire Ins. Co., AI South Insurance Co., National Union Fire Insurance Co. of VT, and Ins. Co. State of PA)	All states except monopolistic policy numbers 5212710, 5212711, 5212712, 5212713	05/16/04 – 05/16/05
Ohio	Ohio Bureau of Workers Compensation	1328524	Ongoing*
Washington State	WA Department of Labor & Industry	083 004 452	10/1/99 – Ongoing*
West Virginia	West Virginia Workers' Compensation	20104948 101	10/1/99 – Ongoing*
Wyoming	Wyoming Department of Employment	366575	10/1/99 – Ongoing*

International Package Policy (Liability & Foreign Voluntary Comp)	ACE USA (ACE American Insurance Co.)	PHR073190	10/15/04 – 10/15/05

ADELPHIA COMMUNICATIONS CORPORATION, et al.
(DEBTORS-IN-POSSESSION)
BANKRUPTCY COURT REPORTING SCHEDULES

                                                                             Schedule VII                                                         Page 2 of 2

Court Reporting schedules for Insurance Coverage

Coverage **	Company	Policy No.	Term

Aircraft Policy	AIG (National Union Fire Insurance Co.)	GM3380176-02	11/01/04 – 11/01/05

Umbrella Liability	Zurich (American Guarantee & Liability Insurance Co.)	AUC937411601	05/16/04 – 05/16/05
Excess Umbrella Liability	XL, St. Paul, Zurich	US00006683L104A, Q16400089, AEC380810300	05/16/04 – 05/16/05

Executive Protection (Special Crime)	Liberty Insurance Underwriters	180933013	12/19/04 – 12/19/05

New York Disability	Cigna	NYD 074487	07/01/04 – 12/31/05

Pollution Liability	Quanta Reinsurance U.S. Ltd.	On-site coverage (2000110) Off-site coverage(2000111)	01/01/04 – 01/01/05

Fiduciary Liability Insurance	Houston Casualty Co.	14MG03A2983	12/08/04 – 12/31/05

Directors & Officers Liability	AIG (National Union Insurance Co.)	7290984	12/31/03 – 12/31/04

Directors & Officers Liability Tail	Associated Electric & Gas Insurance Services Limited (AEGIS)	D0999A1A00	12/31/03 – 12/31/05 (Extension of Limit of Liability of 12/31/00-03 term)

Excess Directors & Officers Liability	U.S. Specialty Insurance Co. Hartford (Twin City Fire Ins. Co.) Hudson Insurance Co. Axis Reinsurance Co. Old Republic Insurance Co.	14MGU03A3639 00DA02209103 HN03031687 RBN502748 CUG27319	12/31/03 – 12/31/04

Blanket Fidelity Bond incl ERISA	Great American Insurance Co.	554-43-87	05/16/04 – 05/16/05

Media Professional Liability	ACE (Illinois Union Insurance Company)	EON G21640104 002	01/22/04 – 01/22/05

*
Ongoing means until the policy is cancelled by Adelphia or carrier

**
The named insured is Adelphia Communications Corporation et al for all of the coverages.

QuickLinks

ADELPHIA COMMUNICATIONS CORPORATION, et al. (DEBTORS-IN-POSSESSION) UNAUDITED CONSOLIDATED BALANCE SHEET (Dollars in thousands, except per share amounts)
ADELPHIA COMMUNICATIONS CORPORATION, et al. (DEBTORS-IN-POSSESSION) UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS (Dollars in thousands, except per share amounts)
ADELPHIA COMMUNICATIONS CORPORATION, et al. (DEBTORS-IN-POSSESSION) UNAUDITED CONSOLIDATED STATEMENTS OF CASH FLOWS (Dollars in thousands)
ADELPHIA COMMUNICATIONS CORPORATION, et. al. (DEBTORS-IN-POSSESSION) NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS (Dollars in thousands)
ADELPHIA COMMUNICATIONS CORPORATION, et al. (DEBTORS-IN-POSSESSION) BANKRUPTCY COURT REPORTING SCHEDULES Summary
ADELPHIA COMMUNICATIONS CORPORATION, et al. (DEBTORS-IN-POSSESSION) BANKRUPTCY COURT REPORTING SCHEDULES Schedule I Court Reporting schedules for Payroll and Payroll Taxes for the Month Ended November 30, 2004
ADELPHIA COMMUNICATIONS CORPORATION, et al. (DEBTORS-IN-POSSESSION) BANKRUPTCY COURT REPORTING SCHEDULES Schedule II Page 1 of 3 Court Reporting schedules for Payroll Taxes Paid for the Month Ended November 30, 2004
ADELPHIA COMMUNICATIONS CORPORATION, et al. (DEBTORS-IN-POSSESSION) BANKRUPTCY COURT REPORTING SCHEDULES Schedule III Page 1 of 9 Court Reporting schedules for Sales and Other Taxes Due and Gross Taxable Sales for the Month Ended November 30, 2004
ADELPHIA COMMUNICATIONS CORPORATION, et al. (DEBTORS-IN-POSSESSION) BANKRUPTCY COURT REPORTING SCHEDULES Schedule IV Page 1 of 5 Court Reporting schedules for Real Estate and Personal Property Taxes Paid for the Month Ended November 30, 2004
ADELPHIA COMMUNICATIONS CORPORATION, et al. (DEBTORS-IN-POSSESSION) BANKRUPTCY COURT REPORTING SCHEDULES Schedule V Page 1 of 5 Court Reporting schedules for Sales and Other Taxes Paid for the Month Ended November 30, 2004
ADELPHIA COMMUNICATIONS CORPORATION, et al. (DEBTORS-IN-POSSESSION) BANKRUPTCY COURT REPORTING SCHEDULES Schedule VI Page 1 of 6 Court Reporting schedules for Cash Disbursements for the Month Ended November 30, 2004
ADELPHIA COMMUNICATIONS CORPORATION, et al. (DEBTORS-IN-POSSESSION) BANKRUPTCY COURT REPORTING SCHEDULES Schedule VII Page 1 of 2 Court Reporting schedules for Insurance Coverage